                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               SUPERVALU, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[SUPERVALU LOGO]

-------------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders
                      to be Held Wednesday, June 27, 2001

  The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Wednesday, June 27, 2001, at 10:30 a.m., local time, at The Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 for the following purposes:

  1) to elect four directors;

  2) to vote on an amendment to the SUPERVALU/Richfood Stock Incentive Plan;

  3) to ratify the appointment of KPMG LLP as independent auditors; and

  4) to transact such other business as may properly come before the meeting.

Record Date

  The Board of Directors has fixed the close of business on May 1, 2001, as the record date for the purpose of determining stockholders who are entitled to notice of, and to vote at the meeting. Holders of Common Stock and Preferred Stock are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and to confirm your attendance by telephone or via the Internet. Please note that this year's meeting will be held at the Minneapolis Convention Center. Parking is available for stockholders in the Plaza municipal parking ramp located across the street from The Minneapolis Convention Center and the Orchestra Hall ramp. A map showing the location of The Minneapolis Convention Center and designated parking areas is included on your proxy card. If you need special assistance because of a disability, please contact me at P.O. Box 990, Minneapolis, Minnesota 55440.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ John P. Breedlove
                                          John P. Breedlove
                                          Corporate Secretary

May 14, 2001

PROXY STATEMENT--VOTING PROCEDURES
-------------------------------------------------------------------------------
YOUR VOTE IS VERY IMPORTANT

 . Voting by Mail. Whether or not you expect to attend the meeting, please sign, date, and mail your proxy card promptly in the enclosed postage paid envelope.

 . Voting by Telephone and the Internet. If you wish to vote by telephone or by the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or the Internet you do not need to return the proxy card.

 . Beneficial Stockholders. If your shares are held in the name of a bank, broker or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Telephone and Internet voting are also available to stockholders owning stock through most major banks and brokers.

It is important that all stockholders vote. If you sign, date and mail your proxy card without indicating how you want to vote, your shares will be voted as recommended by the Board of Directors.

Vote Required and Method of Counting Votes

 . Number of Shares Outstanding. SUPERVALU has two classes of capital stock outstanding, Common and Preferred. The holders of each class are entitled to one vote for each share held, voting together as one class. 132,817,546 shares of Common Stock and 1,341 shares of Preferred Stock are eligible to vote at the meeting.

 . Vote Required. The following is an explanation of the vote required for each of the items to be voted on.

Election of Directors (Item 1)

The four nominees receiving the highest number of votes will be elected. Stockholders who do not wish their shares to be voted for a particular nominee may so indicate in the space provided on the proxy card.

All Other Items (Items 2 and 3)

The affirmative vote of a majority of shares present in person or by proxy is required for approval of Items 2 and 3. Shares represented by a proxy marked "abstain" on any matter will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the item. Therefore, any proxy marked "abstain" will have the effect of a vote against the item. Shares represented by a proxy as to which there is a "broker non-vote" (i.e. where a broker does not have discretionary authority to vote the shares) will be considered present at the meeting for purposes of determining a quorum, but will have no effect on the vote.

Revoking Your Proxy

You may revoke your proxy at any time before your shares are voted by sending a written statement to the Secretary, or by submitting another proxy with a later date. You may also revoke your proxy by appearing and voting at the meeting.

Voting By Participants in SUPERVALU Benefit Plans

If you own SUPERVALU shares as a participant in one or more of SUPERVALU's employee benefit plans, you will receive a single proxy card that covers both the shares credited to your plan account(s) and shares you own that are registered in the same name. If any of your plan accounts are not in the same name as your shares of record, you will receive separate proxy cards for your record and plan holdings. Proxies submitted by plan participants will serve as voting instructions to the trustee(s) for the plans whether provided by mail, telephone or the Internet.

Other Business

The Board knows of no other matters to be presented for stockholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented in accordance with their best judgment. This Proxy Statement will be first mailed to stockholders on or about May 18, 2001.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
-------------------------------------------------------------------------------
The Board of Directors held six regular meetings and one special meeting during the last fiscal year. Each director attended more than 75% of the meetings of the Board and its committees on which the director served, except for Carole F. St. Mark who attended 55%. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other committees: Audit, Finance, Executive Personnel and Compensation, and Director Affairs. Membership on the Audit, Director Affairs, and Executive Personnel and Compensation Committees is limited to non-employee directors.

Audit Committee

The following directors serve on the Audit Committee: Garnett L. Keith, Jr. (Chairman), Susan E. Engel, Charles M. Lillis, Harriet Perlmutter and Steven
S. Rogers. The Audit Committee met two times during the last fiscal year and participated in teleconferences with the Company's outside auditors prior to earnings releases.

The primary responsibilities of the Audit Committee are to assist the Board of
Directors:

 . In its oversight of the Company's accounting and financial reporting principles and policies, and internal audit controls and procedures;

 . In its oversight of the Company's financial statements and the independent audit thereof;

 . In selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

 . In evaluating the independence of the outside auditors.

Finance Committee

The following directors serve on the Finance Committee: Charles M. Lillis (Chairman), Susan E. Engel, Garnett L. Keith, Jr., Harriet Perlmutter, Steven
S. Rogers, Carole F. St. Mark, Jeffrey Noddle and Michael W. Wright. The Finance Committee met one time during the last fiscal year.

The primary responsibilities of the Finance Committee are to review the financial structure, policies and future financial plans of the Company, and to make recommendations concerning them to the Board. In carrying out these responsibilities, the Finance Committee periodically reviews:

 . The annual operating and capital budgets of the Company as proposed by management, and performance by the Company as compared to the approved budgets;

 . Dividend policy and rates;

 . Investment performance of the Company's employee benefit plans;

 . Company financing arrangements;

 . The Company's capital structure, including key financial ratios such as debt to equity ratios and coverage of fixed charges; and

 . Proposals for changes in the capitalization of the Company, including purchases of treasury stock.

Director Affairs Committee

The following directors serve on the Director Affairs Committee: William A. Hodder (Chairman), Lawrence A. Del Santo, Edwin C. Gage and Richard L. Knowlton. The Director Affairs Committee met two times during the last fiscal year.

The mission of the Director Affairs Committee is to recommend a framework to assist the Board in fulfilling its corporate governance responsibilities. In carrying out its mission, the Director Affairs Committee establishes and regularly reviews the Board of Directors' policies and procedures which provide:

 . Criteria for the size and composition of the Board;

 . Procedures for the conduct of Board meetings including executive sessions of the Board;

 . Policies on director retirement and resignation;

 . Criteria regarding personal qualifications needed for Board membership; and

 . Appropriate compensation for directors.

In addition, the Director Affairs Committee has responsibility to:

 . Consider and recommend nominations for Board membership and the composition of Board Committees;

 . Evaluate Board practices at SUPERVALU and other well-managed companies and recommend appropriate changes to the Board (see "SUPERVALU Board Practices" below); and

 . Consider governance issues raised by stockholders and recommend appropriate responses to the Board.

Executive Personnel and Compensation Committee

The following directors serve on the Executive Personnel and Compensation
Committee: Edwin C. Gage (Chairman), Lawrence A. Del Santo, William A. Hodder, Richard L. Knowlton and Carole F. St. Mark. This Committee met three times during the last fiscal year. When necessary for purposes of Section 162(m) of the Internal Revenue Code, the Committee acts by subcommittee comprised solely of the members of the Committee who are "outside directors" as defined pursuant to Section 162(m). This subcommittee met three times during the last fiscal year and took action twice by written consent, and was comprised of all of the members of the Committee except for Mr. Gage. See "Compensation Committee Interlocks and Insider Participation."

The primary functions of the Executive Personnel and Compensation Committee are to:

 . Determine the process to evaluate the performance of the Chief Executive
   Officer;

 . Review and recommend to the Board the compensation of the Chief Executive
   Officer;

 . Review and recommend to the Board major changes in executive compensation programs, executive stock options and retirement plans for officers;

 . Consider and make recommendations to the Board concerning the annual election of corporate officers and the Company's succession plan;

 . Approve annual salaries and bonuses of corporate officers and other executives at specified levels;

 . Review and approve participants and performance targets under annual and long-term incentive compensation plans; and

 . Approve stock option grants and awards under the Company's stock option plans, bonus and other incentive plans.


SUPERVALU BOARD PRACTICES
-------------------------------------------------------------------------------


In order to help our stockholders better understand SUPERVALU's Board practices, we are including the following description of current practices. The Director Affairs Committee periodically reviews these practices.

Evaluation of Board Performance

In order to continue to evaluate and improve the effectiveness of the Board, the Director Affairs Committee evaluates the Board's performance as a whole once every two years. The evaluation process includes a survey of the individual views of all directors, a summary of which is then shared with the Board.

Size of the Board

Although the size of the Board may vary from time to time, the Board believes the size should preferably be not less than ten or more than fourteen members. The Board believes that the size of the Board should accommodate the objectives of effective discussion and decision-making and adequate staffing of Board committees. The Board also believes that the Board should be made up of a substantial majority of independent, non-employee directors. It is the Board's policy that no more than three members of the Board will be employees of SUPERVALU. These management members will include the Chief Executive Officer and up to two additional persons whose duties and responsibilities identify them as top management individuals in the Company. The Board currently has twelve members, one of whom is the Company's Chief Executive Officer, and one of whom is the Company's President and Chief Operating Officer.

Director Retirement

It is Board policy that non-employee directors retire at the Annual Meeting following the date they attain the age of seventy-two, and that non-employee directors elected after February 27, 1994 will serve a maximum term of fifteen years. Directors who change the occupation they held when initially elected to the Board are expected to offer to resign from the Board. At that time, the Director Affairs Committee will review the continuation of Board membership under these new circumstances and make a recommendation to the full Board.

The Board also has adopted a policy that requires employee directors, other than the CEO, to retire from the Board at the time of a change in their status as an officer of SUPERVALU. A former CEO may continue to serve on the Board until the third anniversary after his or her separation from the Company. If a former CEO, however, leaves the Company to accept another position, the CEO will retire as a director effective simultaneously with his or her separation from the Company.

Selection of Directors

All directors are encouraged to submit the name of any candidate deemed qualified to serve on the Board, together with all available information on the candidate, to the Chairperson of the Director Affairs Committee. The Director Affairs Committee considers potential Board candidates and makes its recommendation to the full Board.

Board Meetings

The Board meets at least six times per year. Board meetings normally do not exceed one day in length. The Board meets in Executive Session at the beginning of each regularly scheduled Board meeting, with the CEO or other inside directors in attendance. The Board also schedules a longer multi-day off-site strategic planning meeting every other year.

Executive Sessions of Outside Directors

Outside directors generally meet together as a group, without the CEO or other inside directors in attendance, during three scheduled Executive Sessions of a Board meeting each year. The Chairperson of the Director Affairs Committee will preside during any session of the Board at which only outside directors are present; provided, however, that the Chairperson of the Executive Personnel and Compensation Committee will preside during any non-employee director session held for the purpose of conducting the CEO's performance review.

Stock Ownership Guidelines

Non-employee directors are encouraged to acquire and own Company stock with a fair market value of five times their annual retainer, within five years after the director is first elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-------------------------------------------------------------------------------

The following table sets forth information with respect to the only persons or groups known to the Company as of April 16, 2001, to be the beneficial owner of more than 5% of its Common Stock.

        Name and Address of               Amount and Nature of           Percent of
         Beneficial Holder                Beneficial Ownership             Class
        -------------------               --------------------           ----------
Alliance Capital Management L.P.               11,419,421                   8.60%
 1345 Avenue of the Americas
 New York, New York 10105 (1)

Morgan Stanley Dean Witter Advisors             6,935,413                   5.24%
 1585 Broadway, 38th Floor
 New York, New York 10036 (2)

--------
(1) Based on a Schedule 13G report dated February 12, 2001, filed by AXA Financial, Inc. on behalf of Alliance Capital Management L.P., AXA, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle and AXA Courtage Assurance Mutuelle. Alliance Capital Management L.P., a subsidiary of AXA Financial, Inc., beneficially owns 11,419,421 shares of the Company's Common Stock, with sole voting power as to 5,803,168 of such shares, shared voting power as to 1,023,900 of such shares and sole dispositive power as to 11,419,421 of such shares. The other companies identified in the filing as beneficial owners of the Company's Common Stock, AXA Rosenberg

   Investment Management LLC, a subsidiary of AXA, and The Equitable Life Assurance Society of the United States, a subsidiary of AXA Financial, Inc., own 25,200 and 1,100 shares, respectively.
(2) Based on a Schedule 13G report dated February 14, 2001, filed by Morgan Stanley Dean Witter & Co. on behalf of itself and its wholly owned subsidiary Morgan Stanley Dean Witter Advisors Inc. Morgan Stanley Dean Witter Advisors Inc. beneficially owns owns 6,935,413 shares of the Company's Common Stock with shared voting power as to 6,921,338 shares and shared dispositive power as to 6,935,413 shares. An additional 363,276 shares of the Company's Common Stock are owned by entities affiliated with Morgan Stanley Dean Witter & Co.

SECURITY OWNERSHIP OF MANAGEMENT
-------------------------------------------------------------------------------

The following table sets forth information, as of April 16, 2001, concerning beneficial ownership of SUPERVALU Common Stock by each director, by each of the executive officers named in the Summary Compensation Table on page 9 and by all directors and executive officers as a group. The definition of beneficial ownership for proxy statement purposes includes shares over which a person has sole or shared voting power, and shares over which a person has sole or shared dispositive power, whether or not a person has any economic interest in the shares.

                          Amount and Nature of                      Percent
        Name of                Beneficial      Options Exercisable     of
    Beneficial Owner         Ownership (1)     Within 60 Days (2)   Class (2)
    ----------------      -------------------- ------------------- ----------
Lawrence A. Del Santo              8,200               20,000           *
Susan Engel                        5,142               10,000           *
Edwin C. Gage                     44,382               23,466           *
William A. Hodder                 22,776               26,885           *
Garnett L. Keith, Jr.             21,153               29,059           *
Richard L. Knowlton               16,845               24,589           *
Charles M. Lillis                 17,367               26,000           *
Harriet Perlmutter                20,704               32,000           *
Steven S. Rogers                   5,427               11,000           *
Carole F. St. Mark                 7,848               29,600           *
Michael W. Wright (3)            452,703              733,584           *
Jeffrey Noddle                   125,347              497,740           *
David L. Boehnen                 121,417              248,017           *
Alec C. Covington                 20,265              109,852           *
Pamela K. Knous                   55,206              182,000           *
All directors and
 executive officers as a
 group (27 persons)            1,346,980            2,834,152         3.2%

--------
*  Less than 1%.
(1) All persons listed have sole voting and investment power with respect to all of the shares listed except: (i) the following who have shared voting and investment power as follows: Mr. Gage, 8,000 shares; Ms. Perlmutter, 3,000 shares; and Mr. Wright. 43,552 shares; and (ii) the following non-employee directors who have sole voting power, but no investment power, over shares held in the Non-Employee Directors Deferred Stock Plan Trust as follows: Lawrence A. Del Santo, 8,200 shares; Susan E. Engel, 5,142 shares; Edwin C. Gage, 4,448 shares; William A. Hodder, 17,261 shares; Garnett L. Keith, Jr., 14,212 shares; Richard L. Knowlton, 13,434 shares; Charles M. Lillis, 15,367 shares; Harriet Perlmutter, 7,304 shares; Steven
    S. Rogers, 2,427 shares; and Carole F. St. Mark, 4,448 shares.
(2) Options exercisable within 60 days are deemed beneficially owned and are included in the percent of class owned.
(3) Includes 8,000 shares held in a retirement trust for Mr. Wright.

ELECTION OF DIRECTORS (ITEM 1)
-------------------------------------------------------------------------------
The Board is divided into three classes with the number of directors to be divided as equally as possible among the three classes. Directors are elected for staggered terms of three years. If a vacancy occurs during the year, the vacant directorship may be filled by the vote of the remaining directors until the next Annual Meeting, at which time the stockholders elect a director to fill the balance of the unexpired term or the term established by the Board. Charles M. Lillis, Jeffrey Noddle, Steven S. Rogers and Michael W. Wright are nominated for three-year terms expiring in 2004. There are currently twelve members of the Board.

The Board of Directors is informed that each of the four nominees is willing to serve as a director; however, if any nominee is unable to serve or for good cause will not serve, the proxy may be voted for another person as the holders of the proxies decide.

The following sets forth information, as of April 16, 2001, concerning the four nominees for election as directors of the Company and as to the eight directors of the Company whose terms of office will continue after the Annual Meeting.

             NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING
                         AT THE ANNUAL MEETING IN 2004

CHARLES M. LILLIS, age 59
 . General Partner, LoneTree Capital Management (a private equity company)
   since 2000
 . Chairman, President, and Chief Executive Officer of MediaOne Group, Inc. (a
   broadband communications company) from 1998 to 2000
 . Executive Vice President of US WEST, Inc. (a diversified multimedia communication company) from 1987 to 1998 and a director of US WEST, Inc. from 1997 to 1998
 . President and Chief Executive Officer of US WEST Media Group, a division of
   US WEST, Inc. from April 1995 to 1998
 . Elected a Director of SUPERVALU in 1995

JEFFREY NODDLE, age 54
 . President and Chief Operating Officer of the Company since 2000
 . Executive Vice President, and President and Chief Operating Officer-
   Wholesale Food Companies from 1995 to 2000
 . Elected a Director of SUPERVALU in 2000
 . Also a Director of Donaldson Company, Inc. and General Cable Corporation

STEVEN S. ROGERS, age 43
 . Clinical Professor of Finance and Management at J.L. Kellogg Graduate
   School of Management at Northwestern University since 1995
 . Owner of Fenchel Lampshade Company (a private manufacturing company) from
   1988 to 1995
 . Elected a Director of SUPERVALU in 1998
 . Also a Director of DQE, Inc.

MICHAEL W. WRIGHT, age 62
 . Chairman of the Board and Chief Executive Officer of the Company since 2000 . Chairman of the Board, President and Chief Executive Officer of the Company
   from 1982 to 2000
 . Elected a Director of SUPERVALU in 1977
 . Also a Director of Honeywell International Inc. and Wells Fargo & Company

           DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2002

EDWIN C. GAGE, age 60
 . Chairman and Chief Executive Officer of GAGE Marketing Group, L.L.C. (an
   integrated marketing services company) since 1991
 . Elected a Director of SUPERVALU in 1986
 . Also a Director of AHL Services, Inc.

GARNETT L. KEITH, JR., age 65
 . Chairman and Chief Executive Officer of SeaBridge Investment Advisors, LLC
   (a registered investment advisor) since 1996
 . Vice Chairman of The Prudential Insurance Company of America from 1984 to
   1996
 . Elected a Director of SUPERVALU in 1984
 . Also a Director of Pan-Holding Societe Anonyme

RICHARD L. KNOWLTON, age 68
 . Chairman of the Hormel Foundation (a charitable foundation controlling
   45.2% of Hormel Foods Corporation) since 1995
 . Chairman of Hormel Foods Corporation (a food manufacturing company) from
   1993 to 1995
 . Elected a Director of SUPERVALU in 1994
 . Also a Director of ING America Insurance Holdings, Inc.

CAROLE F. ST. MARK, age 58
 . President and Chief Executive Officer of Growth Management, LLC (a business development and strategic management company) since 1997
 . President and Chief Executive Officer of Pitney Bowes Business Services, a
   unit of Pitney Bowes, Inc. from 1994 to 1997
 . Elected a Director of SUPERVALU in 1989
 . Also a Director of Gerber Scientific, Inc., Polaroid Corporation and Royal
   & SunAlliance Insurance Group plc.

           DIRECTORS WHOSE TERMS EXPIRE AT THE ANNUAL MEETING IN 2003

LAWRENCE A. DEL SANTO, age 67
 . Chief Executive Officer of The Vons Companies (a retail grocery company)
   from 1994 to 1997
 . Elected a Director of SUPERVALU in 1997
 . Also a Director of Hussman Corporation and PETsMART, Inc.

SUSAN E. ENGEL, age 54
 . Chairwoman of the Board, and Chief Executive Officer of Department 56, Inc.
   (a designer, importer and distributor of fine quality collectibles and other giftware products) and of D 56, Inc. (Department 56, Inc.'s principal operating subsidiary), since September 1997 and November 1996, respectively.
 . President and Chief Operating Officer of Department 56, Inc. and of D 56,
   Inc. from September 1994 to November 1996.
 . Elected a Director of SUPERVALU in 1999
 . Also a Director of Wells Fargo & Company, and K2, Inc.

WILLIAM A. HODDER, age 69
 . Chief Executive Officer of Donaldson Company, Inc. (a manufacturer of filtration devices) from 1982 to 1996
 . Elected a Director of SUPERVALU in 1990
 . Also a Director of NRG Energy, Inc.

HARRIET PERLMUTTER, age 69
 . Trustee of the Papermill Playhouse (The State Theatre of New Jersey) . Elected a Director of SUPERVALU in 1978

COMPENSATION OF DIRECTORS
-------------------------------------------------------------------------------
Non-employee directors receive the following compensation for their Board service:

 .  Cash retainer of $22,000 per year;

 . Deferred retainer of $20,000 per year payable in SUPERVALU Common Stock under the Non-Employee Directors Deferred Stock Plan;

 . $1,800 for each Board meeting attended;

 . $1,000 for each Committee meeting attended; and

 . At the time of the Annual Meeting each director will receive an option to purchase 6,000 shares, and newly appointed directors will receive an option to purchase 6,000 shares when such directors join the Board. Options granted to directors are at current fair market value and are fully exercisable upon grant.

Committee Chairpersons receive an additional annual retainer in the following amounts:

 . Finance and Director Affairs Committees: $2,500; and

 . Audit, Executive Personnel and Compensation Committees: $4,000.

Effective June 27, 1996, the Company's retirement/deferral program for directors was discontinued and benefits previously earned by directors were frozen. A director first elected to SUPERVALU's Board prior to June 27, 1996 will receive at termination an annual payment of $20,000 per year for the number of years of the director's service on the Board prior to June 27, 1996, but not more than ten years. Directors first elected to the Board after June 27, 1996 do not participate in the retirement/deferral program.

Directors may elect to defer payment of their directors' fees under one or more of the following arrangements:

 . Directors Deferred Compensation Plan and Executive Deferred Compensation
   Plans. Fees and quarterly interest are credited to an account for the director, until payment is made from the plan following retirement from the Board.

 . Non-Employee Directors Deferred Stock Plan. Fees are credited to a deferred stock account for each director. To encourage increased stock ownership, a director who chooses to defer payment of cash fees into this plan will receive deferred stock equal to 110% of the fees otherwise payable. The Company contributes the deferred cash fees to an irrevocable trust and the trust purchases shares of SUPERVALU Common Stock. The trust assets remain subject to the claims of the Company's creditors. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board.

COMPENSATION OF EXECUTIVE OFFICERS
-------------------------------------------------------------------------------

The following table shows compensation for each of the last three fiscal years of the Chief Executive Officer and the other four most highly compensated persons serving as executive officers at the end of the fiscal year.

                          SUMMARY COMPENSATION TABLE

                                                                     Long-Term
                                   Annual Compensation          Compensation Awards
                             -------------------------------- -----------------------
                                                    Other     Restricted  Securities
                                                    Annual      Stock     Underlying   All Other
       Name and               Salary    Bonus    Compensation   Awards   Options/SARs Compensation
  Principal Position    Year   ($)       ($)         ($)        ($)(1)      (#)(2)       ($)(3)
  ------------------    ---- -------- ---------- ------------ ---------- ------------ ------------
Michael W. Wright       2001 $990,000 $  712,330     $  0     $1,118,161          0     $162,549
Chairman and Chief      2000  931,505  1,583,559        0        801,279          0      116,943
Executive Officer       1999  873,582    682,442        0      1,179,068  1,806,697       70,277

Jeffrey Noddle          2001 $594,230 $  306,449     $  0     $   81,114    248,622     $ 14,990
President & Chief       2000  489,955    489,955        0        320,334     60,000        8,578
Operating Officer       1999  473,118    261,256        0        471,366     40,000       18,380

David L. Boehnen        2001 $377,000 $  159,565     $  0     $  606,678    100,000     $18 ,928
Executive Vice          2000  361,971    361,971        0        217,961     50,000       14,244
President               1999  345,727    194,368        0        320,726    115,441        6,800

Alec C. Covington       2001 $362,347 $  157,169     $  0     $        0     90,000     $  1,483
Executive Vice          2000      --         --       --             --         --           --
President; President &  1999      --         --       --             --         --           --
COO, Distribution
Food Companies (4)

Pamela K. Knous         2001 $370,000 $  156,603     $  0     $ 604 ,427    100,000     $  1,958
Executive Vice          2000  350,000    350,000        0        173,876     50,000        2,305
President, Chief        1999  330,000    185,526        0        255,855     40,000            0
Financial Officer

--------
(1) The amounts reflected represent the value of: (i) the shares of restricted stock earned under the Company's Long-Term Incentive Plan based on the achievement of designated levels of corporate return on invested capital and sales for fiscal 1999, 2000 and 2001, respectively, (ii) restricted stock units granted for retention purposes, and (iii) a special grant to Mr. Wright. The shares earned in fiscal 2000 and 1999 for prior awards vested and the restrictions were removed on March 2, 2001 and February 28, 2000, respectively, for each of the named executive officers. The shares earned in fiscal 2001 will vest and the restrictions will be removed on March 2, 2002, if such named executive officers remain in the employ of the Company at the time of vesting. The number of shares earned in fiscal 1999 under the Long-Term Incentive Plan are as follows: 48,747 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 10,578 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. The number of shares earned in fiscal 2000 under the Long-Term Incentive Plan are as follows: 48,747 shares for Mr. Wright; 13,260 shares for Mr. Boehnen; 10,578 shares for Ms. Knous; and 19,488 shares for Mr. Noddle. The number of shares earned in 2001 under the Long-Term Incentive Plan are as follows: 14,617 shares for Mr. Wright; 5,767 shares for Mr. Noddle; 4,206 shares for Mr. Boehnen; and 4,046 shares for Ms. Knous. In addition, in fiscal 2001, Mr. Boehnen and Ms. Knous each received a special award of 30,000 restricted stock units under the Company's 1993 Stock Plan as an incentive to remain with the Company, and Mr. Wright received a special award of 50,000 shares of restricted stock. See "Report of Executive Personnel and Compensation Committee." For purposes of this table, the restricted stock and the restricted stock units are valued based on the closing price of the Company's Common Stock on the date earned or granted. Dividends are paid on the shares of restricted stock. Dividends are not paid on restricted stock units. As of February 24, 2001, the number and fair market value of all shares of restricted stock and restricted stock units held or earned by the above named executive officers were as follows: Mr. Wright:
    113,364, $1,598,591; Mr. Noddle: 85,253, $1,199,510; Mr. Boehnen: 47,466,
    $667,847; Mr. Covington: 20,000, $281,400; and Ms. Knous: 44,624,
    $627,860.
(2) The total number of option awards in fiscal 2001, 2000 and 1999 includes restoration options (as more fully described below) received by the following named executive officers in the amounts stated: Mr. Wright, 206,697 shares in fiscal 1999, Mr. Noddle, 48,622 shares in fiscal 2001, and Mr. Boehnen, 65,441 shares in fiscal 1999. In fiscal 1999, Mr. Wright received a premium price option award to purchase 1,400,000 shares of SUPERVALU Common Stock. Except for Mr. Wright's premium price option award that includes 700,000 tandem limited stock appreciation rights exercisable for cash in lieu of the options only upon a Change of Control, no limited stock appreciation rights were granted in tandem with the grants made in fiscal 1999, 2000 or 2001.
(3) For fiscal 2001, the amount of All Other Compensation reflects contributions during the fiscal year by the Company under the Qualified Pre-Tax Savings and Profit Sharing (401(k)) Plan ("401(k) Plan") and to an unfunded non-qualified deferred compensation plan because of limitations on the annual compensation that can be taken into account under the 401(k) Plan as follows: $5,700 and $50,888 for Mr. Wright; $5,058 and $9,932 for Mr. Noddle; $5,056 and
   $13,872 for Mr. Boehnen; $1,483 and $0 for Mr. Covington; and $1,958 and $0 for Ms. Knous. In addition, for fiscal 2001, the amount shown under All Other Compensation for Mr. Wright includes $105,961, representing the value of a split dollar life insurance arrangement. See footnote 2 to Pension Plans on page 12.
(4) Mr. Covington became an executive officer of the Company effective November 6, 2000. Effective April 28, 2001, Mr. Covington resigned as an employee of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on grants of stock options and stock appreciation rights for fiscal 2001 to the named executive officers.

                                                                   Potential Realizable
                                                                     Value at Assumed
                                                                   Annual Rates of Stock
                                                                    Price Appreciation     Prior Columns
                                 Individual Grants                  for Option Term (1)  Annualized (1)(2)
                   ----------------------------------------------- --------------------- -----------------
                                  Percent of
                    Number of       Total
                    Securities   Options/SARs
                    Underlying    Granted to  Exercise
                   Options/SARs   Employees    Or Base
                     Granted      In Fiscal     Price   Expiration
      Name            (#)(3)         Year     ($/Share)    Date      5%($)      10%($)    5%($)    10%($)
      ----         ------------  ------------ --------- ---------- ---------- ---------- -------- --------
Michael W. Wright          0         --           --           --         --         --       --       --
Jeffrey Noddle       150,000         3.7%      $14.50   03/14/2010 $1,367,846 $3,466,390 $136,785 $346,639
                      48,622(4)      1.2%       22.50   06/26/2000        --         --       --       --
                      50,000         1.2%       19.00   06/29/2010    597,450  1,514,055   59,745  151,406
David L. Boehnen     100,000         2.5%      $14.50   03/14/2010 $  911,897 $2,310,927 $ 91,190 $231,093
Alec C. Covington     40,000         1.0%      $14.50   03/14/2010 $  364,759 $  924,371 $ 36,476 $ 92,437
                      50,000         1.2%       14.44   10/05/2010    453,983  1,150,483   45,398  115,048
Pamela K. Knous      100,000         2.5%       14.50   03/14/2010 $  911,897 $2,310,927 $ 91,190 $231,093


Total potential realizable value for the named officers who received stock option grants is $4,607,832 and $11,677,153 at the 5% and 10% stock price growth assumptions respectively. Assuming 5% and 10% stock price growth over a period of 10 years commencing April 1, 2000, the increase in total stockholder value from stock price appreciation alone for all shares outstanding on that date would be $1,350,486,451 and $3,422,397,819.
--------
(1) These amounts are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.
(2) Computed by dividing potential realizable value at the assumed annual rates of stock price appreciation by the term of the option. Original options are granted with a ten-year term. Restoration options (described below) have a term equal to the remaining term of the original option.
(3) The option has been granted with a ten-year term. 20% of the option is exercisable upon grant and an additional 20% becomes exercisable on each of the next four anniversary dates of grant, except that the option becomes fully exercisable upon a Change of Control. The exercise price may be paid by delivery of already-owned shares, and tax withholding obligations related to exercise may be paid by delivery of already-owned shares or offset of the underlying shares. A "restoration" option (also referred to as a "reload" option) is granted when the option is exercised and payment of the exercise price is made by delivery of SUPERVALU Common Stock. Each restoration option is granted for the number of shares of Common Stock tendered as payment for the exercise price and withheld for tax purposes, upon exercise of the original option. The exercise price of each restoration option is the fair market value of SUPERVALU Common Stock on the date of grant. Each restoration option is exercisable in full on the date of grant, and will expire on the same date as the original option. All options reported in the table are entitled to restoration options.
(4) Grant of a restoration option with a limited stock appreciation right exercisable for cash in lieu of the option only upon a Change of Control. Such restoration option expired on June 26, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
-------------------------------------------------------------------------------

The following table provides information on option exercises in fiscal 2001 by the named executive officers, and the value of such officers' unexercised options/SARs at the end of the fiscal year.

                                               Number of Securities
                                              Underlying Unexercised      Value of Unexercised
                                              Options/SARs at Fiscal    In-the-Money Options/SARs
                      Shares                       Year-End (#)          at Fiscal Year-End ($)
                   Acquired on     Value     -------------------------  -------------------------
      Name         Exercise (#) Realized ($) Exercisable Unexercisable  Exercisable Unexercisable
      ----         ------------ ------------ ----------- -------------  ----------- -------------
Michael W. Wright    121,249      $ 94,270     693,584     1,512,000(1)   $     0        $ 0
Jeffrey Noddle        60,000      $502,500     439,740       250,000      $39,169        $ 0
David L. Boehnen           0      $      0     202,017       140,000      $ 4,060        $ 0
Alec C. Covington          0      $      0     101,852       126,718      $     0        $ 0
Pamela K. Knous            0      $      0     144,000       146,000      $     0        $ 0

--------
(1) Includes a premium price stock option award to purchase 1,400,000 shares of SUPERVALU Common Stock, granted in December, 1998.

LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR
-------------------------------------------------------------------------------

The following table provides information on awards made to the named executive officers during the fiscal year.

                          Number of Shares, Units  Performance or Other Period
           Name           or Other Rights (#)(1)  Until Maturation or Payout (1)
           ----           ----------------------- ------------------------------
Michael W. Wright........              0                                 --
Jeffrey Noddle...........         17,445              Fiscal years 2001-2003
David L. Boehnen.........         10,738              Fiscal years 2001-2003
Alec C. Covington........          7,801              Fiscal years 2001-2003
Pamela K. Knous..........         10,538              Fiscal years 2001-2003

--------
(1) Awards are of stock units under the Company's Long-Term Incentive Plan, each of which represents the right to receive one share of restricted stock upon achievement of specified performance objectives. Stock units will be converted to restricted stock based on the Company's total return on invested capital ("ROIC") relative to the specified performance objectives for the fiscal 2001--fiscal 2003 performance period. No stock units will be converted to restricted stock if the pre-established minimum ROIC performance objective is not achieved. If the minimum, target or maximum ROIC performance objective is achieved, then 50%, 100% or 150%, respectively, of the awarded stock units will be converted to restricted stock. If the Company's actual ROIC performance falls between the minimum and target or the target and maximum objectives, the percent of stock units converting to restricted stock will be extrapolated accordingly. Shares earned for ROIC performance as described above may be increased if Company sales exceed 2% of a pre-established sales target, but only if the ROIC performance is at or above target. At sales growth of 3% over the sales target, the stock units to be converted to restricted stock will be increased by 10%, progressing linearly to a 50% increase in such restricted stock for Company sales of 7% or more over the sales target. Shares of restricted stock issued upon conversion of stock units would vest at the end of fiscal 2004, provided that the named officer continues in the employ of the Company at the time of vesting. No dividends are paid on stock units. Dividends are paid on all shares of restricted stock that are issued.

PENSION PLANS
-------------------------------------------------------------------------------

The following table shows estimated maximum annual benefits that would be paid to an employee upon retirement at age 65 under the combination of the SuperValu Retirement Plan, the Non-Qualified Supplemental Executive Retirement Plan (or, if applicable, the Excess Benefit Plan) maintained for certain highly compensated employees, and the "Retirement Benefit Plan Account" of the Company's deferred compensation plans. The table does not reflect the $140,000 per year limitation on annual benefits payable from the plans imposed by
Section 415 of the Internal Revenue Code, nor the $170,000 per year limitation on compensation included in final annual average pay imposed by Section 401(a)(17) of the Internal Revenue Code. The Company's Non-Qualified Supplemental Executive Retirement Plan and Excess Benefits Plan allow payment of additional benefits so that retiring employees may receive, in the aggregate, at least the benefits they would have been entitled to receive if such Sections did not impose maximum limitations.

                                                 Years of Service (1)(2)
Final Annual                              -------------------------------------
Average Pay (including Salary and Bonus)     15       20       25        30
----------------------------------------  -------- -------- -------- ----------
$  300,000............................... $ 63,900 $ 85,200 $106,500 $  127,800
   500,000...............................  111,900  149,200  186,500    223,800
   800,000...............................  183,900  245,200  306,500    367,800
 1,100,000...............................  255,900  341,200  426,500    511,800
 1,400,000...............................  327,900  437,200  546,500    655,800
 1,700,000...............................  339,900  533,200  666,500    799,800
 2,000,000...............................  471,900  629,200  786,500    943,800
 2,400,000...............................  567,900  757,200  946,500  1,135,800

--------
(1) The above estimates of annual benefits payable on normal retirement are computed using the straight-life annuity method and are based on certain assumptions, including (a) that the employee remains until the normal retirement age of 65 (although retirement is permitted at age 62 without benefit reduction because of age); and (b) that the present retirement plans remain in force until the retirement date. Benefits under plans are not reduced by the participant's Social Security benefit.
(2) If Mr. Wright retires as CEO of the Company after he reaches age 62, instead of the benefits shown in the above table, he will be entitled to receive annual payments calculated as 60% of this average (five highest years) salary plus bonus, offset by the sum of (i) the value of any matching contributions to the Company's Pre-Tax Savings and Profit Sharing (401(k)) Plan made through the date of retirement, (ii) any Company additions to non-qualified deferred compensation accounts made through the date of retirement, (iii) one half of primary social security, and (iv) the projected annual value of the split dollar insurance policy entered into between the Company and Mr. Wright effective in fiscal 1999, which has a more favorable long term expense impact on the Company than payments from the Supplemental Executive Retirement Plan. If Mr. Wright were to retire at age 63, based on current compensation and payment levels from other plans, Mr. Wright would receive payments of $558,664 per year. Lump sum and installment payout options are also available.

As to each of the individuals named in the Summary Compensation Table above, their final annual average pay and credited years of service under the plans as of February 24, 2001, were as follows: Mr. Wright: $1,872,491, 24 years; Mr. Noddle: $800,384, 24.8 years, Mr. Boehnen: $530,009, 9.8 years; and Ms.
Knous: $570,970, 3.4 years. Mr. Covington commenced participation in the SuperValu Retirement Plan on November 1, 2000. Prior to that time he was covered by the Richfood Pension Plan under which he has an accrued benefit of $10,096 a year, and the Wetterau Inc. Pension Plan which was merged into the SuperValu Retirement Plan; his final average pay and years of service under the SuperValu plan are: $360,235 and 14 years.

CHANGE IN CONTROL AGREEMENTS
-------------------------------------------------------------------------------

The Company has entered into Severance Agreements with officers and certain other employees of the Company, including those identified in the Summary Compensation Table above, with the exception of Mr. Covington.

In general, these agreements entitle the executive to a lump-sum cash payment if the executive's employment is terminated (other than for Cause or disability) within two years after a Change of Control (as defined). The lump-sum cash payment is equal to a multiple of one, two or three times the executive's annual base salary, annual bonus and the value of the executive's annual perquisites. The multiple is three for Mr. Wright, Mr. Noddle, Mr. Boehnen, and Ms. Knous; and one or two for all other recipients. Each executive would also receive a lump-sum retirement benefit equal to the present value of the additional qualified pension plan benefits the executive would have accrued under the plan absent the early termination. Generally, the executive would also be entitled to continued family medical coverage, dental and life insurance coverage until the earlier of 24 months after termination or the commencement of comparable coverage with a subsequent employer. Mr. Wright's Severance Agreement also provides for payment to be made if his employment is terminated for any reason during the seventh month following a Change of Control. Each Severance Agreement includes a covenant not to compete with the Company. Due to the possible imposition of excise taxes on the payments, the severance benefits payable to an executive would be increased by the amount equal to the excise tax imposed on the executive's severance payments.

Several of the Company's compensation and benefit plans contain provisions for enhanced benefits on a Change of Control. They include stock options, performance shares, restricted stock and restricted stock unit awards. Executive officers also hold limited stock appreciation rights that become exercisable upon a Change of Control, allowing the executive to receive cash for the bargain element in the related stock option. The Company's Executive Deferred Compensation Plans may be increased by 130% to compensate the executive for any excise tax liability incurred following a Change of Control. The Company's retirement plans provide for full vesting if employment terminates under specified circumstances following a Change of Control, and preserve any excess plan assets for the benefit of plan participants for five years following a Change of Control.

The Company may set aside funds in an irrevocable grantor trust to satisfy its obligations arising from certain of its benefit plans. Funds will be set aside in the trust automatically upon a Change of Control. The trust assets would remain subject to the claims of the Company's creditors.

REPORT OF EXECUTIVE PERSONNEL AND COMPENSATION COMMITTEE
-------------------------------------------------------------------------------
Compensation Principles

The Executive Personnel and Compensation Committee of the Board of Directors, composed entirely of non-employee directors, has adopted a comprehensive Executive Compensation Program based on the following principles:

 . The program will enable SUPERVALU to attract, retain and motivate the key executives necessary for current and long-term success;

 . Compensation plans are designed to support SUPERVALU's long range business strategy;

 . Executive compensation is linked to corporate performance and attainment of designated strategic objectives;

 . A significant portion of executive gain is tied to the enhancement of stockholder value; and

 . The Committee exercises independent judgment and approval authority with respect to the Executive Compensation Program and the awards made under the program.

Compensation Methodology

The structure of the Executive Compensation Program is based on a market comparison of compensation for equivalent positions in industries from which SUPERVALU draws executive talent as well as a position evaluation designed to achieve internal equity based on job responsibility. The Company's primary market comparison for compensation is the eight companies comprising the peer group for the performance graph on page 19 plus three additional non-grocery distribution companies, all adjusted for size based primarily on market capitalization (collectively, the "Compensation Peer Group"). The Company engaged outside consulting firms to perform this market comparison in each of the past 9 years. These market comparisons are the basis for designing the Company's current compensation structure that has a mix of fixed to variable compensation and short-term to long-term incentive potential approximating the mix within the Compensation Peer Group. The market comparisons were performed in each year to ensure that the dollar values of the various plan components as well as total compensation were comparable to that of the Compensation Peer Group. In addition to a review of compensation plan design and compensation levels, the Committee also reviews the Company's performance on a number of key financial measures relative to the Compensation Peer Group plus selected other industry companies.

The variable compensation components of the program are designed so that executives' total compensation will be above that of the Compensation Peer Group when SUPERVALU's performance is superior, and below that of the Compensation Peer Group when performance is below industry norms. This fluctuation in compensation value is increased by the substantial use of stock in the program (as described in more detail in the remainder of this report), so that total compensation will significantly increase or decrease in direct relation to SUPERVALU's stock price.

A summary follows which explains the major components of the Executive Compensation Program, including factors and criteria upon which compensation was awarded to the Chief Executive Officer for fiscal 2001.

Annual Compensation

Base Salaries. The base salary levels for executive officers are determined based on three objectives:

 . Internal equity based on job responsibility;

 . Individual performance and experience; and

 . Competitive salary levels with industries from which the Company draws executive talent.

The Company's salary structure is based on the median salary levels of companies in similar industries and similar in size to SUPERVALU. Actual salaries may be set above or below this median depending on individual job performance and experience.

The Committee annually reviews and approves all salary increases for executive officers other than the CEO. Increases for executives below the CEO level are proposed by the CEO based on performance evaluations, which include both progress on achievement of financial results and a qualitative assessment of performance.

The Chairman of the Committee conducts an annual performance evaluation of the CEO based on written input from all Board members. The following factors are considered in this performance evaluation: financial results, strategic planning, leadership, customer service, succession planning, human resource management/EEO, communications, external relations and Board interface. Salary adjustments for the CEO are made on a biannual or annual basis depending on competitive conditions and practices. In fiscal 2001, Mr. Wright's base salary was increased from $931,505 to $990,000.

Annual Bonuses. All of the Company's executive officers are eligible to receive an annual cash bonus. The annual bonus plan is designed to motivate executives to meet or exceed corporate financial goals that support the Company's business plans. Specifically, the annual bonus plan for executive officers is designed to stimulate and reward growth in Company earnings. The Committee assigns target bonus levels to each executive, which are competitive with the Compensation Peer Group. Among executive officers, these range from 25% of annual base salary to 85% of annual base salary for the CEO. The bonus award potential for corporate officers is tied solely to corporate net profit performance. Bonus payments increase as net profit growth meets and exceeds the annual growth rate targeted by the Board. The maximum bonus is limited to twice the target bonus level. Bonuses for the CEO and four other executive officers are paid from a special plan structured so that the payment will be tax deductible as "performance based compensation" under Internal Revenue Code
Section 162(m).

Long-Term Incentive Compensation

The Company has implemented a Long-Term Incentive Plan and stock option plans. Together, these plans tie a significant portion of the executives' total compensation to long-term results. The long-term incentive potential is intended to be competitive with programs offered by the Compensation Peer Group.

Long-Term Incentive Plan. The Committee selects Plan participants, approves awards and interprets and administers the Long-Term Incentive Plan. In fiscal 2001, the Committee made awards of "performance shares" to executive officers and profit center presidents. The awards covered the performance period of fiscal 2001 through fiscal 2003, and were set at levels that are expected to be competitive with long-term compensation offered by the Compensation Peer Group. The Committee determined minimum, target and maximum payout amounts for each participant and awards will be earned for participants based on corporate return on invested capital (ROIC) performance relative to pre-set objectives. If these objectives are met or exceeded, and overall corporate sales exceed the Company's sales plan by more than 2%, performance shares earned by ROIC performance may be increased. The awards provide that, if earned, performance shares would be converted to restricted stock that would vest after one year of further employment. Executives who receive restricted stock are motivated to remain with the Company and focus on stockholder value after the award has actually been earned.

The Committee determined minimum, target and maximum payout amounts for each participant for the fiscal 1999 through fiscal 2001 performance period based on corporate ROIC and sales performance for corporate officers, and corporate ROIC/sales and profit center ROIC/sales performance for key profit center executives. Application of the criteria set forth in the awards for the fiscal 1999 through fiscal 2001 performance period resulted in corporate officers earning an aggregate of 47,450 shares of restricted stock and key profit center executives earning an aggregate of 9,678 shares of restricted stock. Mr. Wright received a payout of 14,617 shares of restricted stock.

Stock Option Plans. The Committee believes that executive gain tied to stock price appreciation is the most effective way of aligning executive and stockholder interests. Two key programs together, cause executives to view themselves as owners of a meaningful equity stake in the business over the long term. They are:

 . The executive stock option program; and

 . Stock ownership targets for executive officers.

Annual Option Grants. The Committee makes grants of stock options to key employees under established grant guidelines intended to be competitive with the Compensation Peer Group. The Committee also considers subjective factors in determining grant size; grants are not automatically tied to a formula or the optionee's position in the Company. Corporate, profit center or individual performance will impact the size of an optionee's grant. In addition, current ownership of stock is a consideration in the size of option grants for officers and profit center presidents. Based on the stock grant guidelines and the subjective factors described above, grant recommendations are developed by management, reviewed by the Chief Executive Officer and presented to the Committee for final approval.

In fiscal 2001 the Committee granted options to key employees, including all officers (with the exception of the CEO). Both Mr. Noddle and Mr. Covington received additional grants of 50,000 shares each in fiscal 2001 due to their promotions to President and Chief Operating Officer, and Executive Vice President, respectively.

Stock options are granted with an exercise price equal to the market price of the Company's stock on the date of grant. In order to encourage option exercise and share ownership, SUPERVALU also permits executives to exercise options using shares of SUPERVALU stock to pay the exercise price. Upon such exercise, SUPERVALU grants the executive a restoration stock option (commonly referred to as a reload option) for that number of shares surrendered. Reload options are exercisable at the then current market price and extend for the remainder of the original option's term.

In December 1998, the Board awarded Mr. Wright a special premium price stock option grant for 1,400,000 shares, with an exercise price equal to $40. The vesting of the option award is contingent on the Company achieving either one of two performance hurdles: (a) either the market price of SUPERVALU Common Stock exceeds the option exercise price for 10 consecutive trading days prior to February 28, 2003 or (b) the net income growth of the Company during fiscal 2000--2003 must exceed 12.5% compounded annually, over the base year of fiscal 1999, subject to a minimum ROIC threshold. As a result of this special grant in 1998 no stock options were granted to Mr. Wright during fiscal 2000 or fiscal 2001.

Stock Ownership Guidelines

Stock ownership guidelines for executive officers have been established so that they face the same downside risk and upside potential as stockholders experience. Executives are expected to show significant progress toward reaching these ownership goals. The goal for the CEO is six times annual base salary, excluding vested and unexercised stock options. Mr. Wright's current stock ownership, excluding vested and unexercised stock options, exceeds six times his annual base salary.

Restricted Stock and Stock Unit Awards

The Company has utilized restricted stock or restricted stock units on a selective basis for competitive or retention reasons. Based on the competitive comparison methodology previously described, the Committee approved a grant of 50,000 shares of restricted stock to Mr. Wright in fiscal 2001. These shares will vest upon the earlier of retirement or June 28, 2003 and contain a non-compete provision that is effective for one year after vesting occurs.

The Committee also approved special awards of 30,000 restricted stock units each to Mr. Boehnen and Ms. Knous. The objective of these special grants was to incent these two key executive officers to remain with the Company. These stock units partially vest between the fourth and seventh year after grant. Mr. Boehnen's grant completely vests in 2006 and Ms. Knous' grant completely vests in 2007.

Vested restricted stock units will be paid out in SUPERVALU Common Stock upon attainment of the latter of a designated age (age 62 for Mr. Boehnen and age 57 for Ms. Knous) or one year after retirement, provided the non-compete provisions of the agreement have been adhered to between the vesting and payout dates.

Policy Regarding Applicable Tax Code Provision

Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top five executive officers named in the Summary Compensation Table unless certain conditions are met. The Committee makes every reasonable effort to preserve this tax deduction consistent with the principles of the Executive Compensation Program.

Conclusion

The Committee believes that the caliber and motivation of executive management is fundamentally important to the Company's performance. The Committee plays a very active role in ensuring that SUPERVALU's compensation plans implement its key compensation principles. Independent compensation consultants have assisted the Committee in designing these plans, assessing the effectiveness of the overall program and keeping overall compensation competitive with that of relevant peer companies. Total compensation is intended to be above industry averages when performance is superior, and below competitive levels when performance is below expected levels or SUPERVALU stock fails to appreciate. The Committee believes that the Executive Compensation Program has been a substantial contributor toward motivating executives to focus on the creation of stockholder value.

Respectfully submitted,

Edwin C. Gage, Chairman
Lawrence A. Del Santo
William A. Hodder
Richard L. Knowlton
Carole F. St. Mark

REPORT OF AUDIT COMMITTEE
-------------------------------------------------------------------------------

The Audit Committee of the Company's Board of Directors is composed of the following non-employee directors: Garnett L. Keith (Chairman), Susan E. Engel, Charles M. Lillis, Harriet Perlmutter and Steven S. Rogers. All of the members of the Audit Committee are independent for purposes of the New York Stock Exchange listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the Company's consolidated financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met and held discussions with management and KPMG LLP ("KPMG"), the Company's independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and KPMG. The Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

KPMG also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG the accounting firm's independence.

Based upon the Audit Committee's discussion with management and KPMG, and the Audit Committee's review of the representation of management and the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended
February 24, 2001 ("fiscal year 2001") filed with the Securities and Exchange Commission.

During fiscal year 2001, KPMG provided various audit, audit-related and non-audit services to the Company as follows:

Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company's consolidated financial statements for fiscal year 2001 and for reviews of the consolidated financial statements included in the Company's quarterly reports on Forms 10-Q for fiscal year 2001 were $783,500.

Financial Information Systems Design and Implementation Fees: For fiscal year 2001, KPMG did not render any services relating to the design and implementation of financial information systems.

All Other Fees: The aggregate fees billed for all other services rendered, exclusive of the fees disclosed above relating to financial statement audit services, were $2,134,350, primarily for taxes.

The Committee also considered whether non-audit services provided by the independent accountants during fiscal year 2001 were compatible with maintaining the independent accountants' independence.

Respectfully submitted,

Garnett L. Keith, Chairman
Susan E. Engel
Charles M. Lillis
Harriet Perlmutter
Steven S. Rogers

PERFORMANCE GRAPH
-------------------------------------------------------------------------------

The following graph compares the cumulative total stockholder return on SUPERVALU's Common Stock for the last five fiscal years with that of the S&P 500 Stock Index and a group of peer companies in the retail food and food distribution industries. The graph assumes the investment of $100 in each company on February 24, 1996 and the reinvestment of all dividends on a quarterly basis, with results calculated to the last business day in February each year. The returns of the companies were weighted based on their respective capitalization and on the relative percentage of SUPERVALU's operating profit realized from retail food and food distribution operations for each year. The stock price performance shown on the graph below is not a projection of future price performance.

                Comparison of Five-Year Cumulative Total Return
         SUPERVALU INC., S&P 500 Stock Index and Composite Peer Group

The composite peer group is comprised of the following retail food and food distribution companies: Albertson's, Inc., Delhaize America, Inc., Fleming Companies, Inc., Great Atlantic & Pacific Tea Company, The Kroger Company, Nash Finch Company, Safeway Inc. and Winn-Dixie Stores, Inc.


                       [PERFORMANCE GRAPH APPEARS HERE]

                                 Feb-96  Feb-97  Feb-98  Feb-99  Feb-00  Feb-01
                                 ------- ------- ------- ------- ------- -------
SUPERVALU....................... $100.00 $ 99.36 $156.68 $164.39 $119.60 $105.53
S&P 500.........................  100.00  126.09  170.14  203.75  227.66  215.24
Peer Group......................  100.00  110.55  150.33  180.57  116.89  182.24

PROPOSAL TO AMEND THE SUPERVALU/RICHFOOD STOCK INCENTIVE PLAN (ITEM 2)
-------------------------------------------------------------------------------
BACKGROUND. When the Company acquired the outstanding Common Stock of Richfood Holdings, Inc. pursuant to a merger agreement in August 1999, the Company assumed the Richfood Holdings, Inc. Omnibus Stock Incentive Plan (the
"Richfood Plan") previously approved by Richfood's stockholders. The shares of Richfood Holdings, Inc. Common Stock that were available for issuance under the Richfood Plan or reserved to satisfy awards previously granted were converted to shares of SUPERVALU's Common Stock based on the exchange ratio set forth in the merger agreement. The Richfood Plan was amended in October 1999 to change the name to the SUPERVALU/Richfood Stock Incentive Plan (the "Plan") and to conform certain administrative provisions to those contained in other stock based plans maintained by SUPERVALU.

PROPOSED AMENDMENTS. The Board of Directors recommends that the stockholders approve amendments to the Plan that will:
 (i) limit annual grants to any employee of stock options, stock appreciation rights and other awards, with a value based solely on an increase in the value of the Company's Common Stock after the grant date, to a maximum of 500,000 shares, taking into account all SUPERVALU stock plans in which the employee participates, which limitation will qualify such options, stock appreciation rights and awards as "performance based" compensation for purposes of Internal Revenue Code Section 162(m),
 (ii) provide that options may not be granted with an exercise price of less than 100% of the fair market value of the Company's Common Stock on the date of grant, and
 (iii) allow for restoration options, commonly referred to as "reload options", to be granted under the Plan.

SUMMARY OF THE PLAN. A copy of the Plan is attached as Exhibit B to this Proxy Statement. The language added or altered by the proposed amendments is underlined. This discussion is only a summary. You should refer to the Plan for more complete information.

Purpose. The purpose of the Plan is to assist the Company and its Affiliates in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its Affiliates.

Administration. The Plan is administered by the Executive Personnel and Compensation Committee. The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards and the number of shares of Common Stock covered by awards, and to set the terms and conditions of awards. The Committee also has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding. The Committee may delegate its authority to one or more officers.

Eligible Participants. Any employee of the Company and its Affiliates who is selected by the Committee is eligible to receive awards under the Plan. As of April 16, 2001, there were approximately 1,200 persons who were eligible as a class to receive awards under the Plan.

The following table sets forth the number of shares of SUPERVALU Common Stock covered by options or other awards granted under the Plan during the 2001 fiscal year to employees of the Company. Non-Employee Directors are not eligible to receive awards under the Plan.

                                                             No. of Shares
                                               No. of Shares  Underlying
                                                Underlying    Restricted
         Name and Principal Position              Options     Stock Units
         ---------------------------           ------------- -------------
Michael W. Wright                                       0            0
Jeffrey Noddle                                          0            0
David L. Boehnen                                        0            0
Alec C. Covington                                       0            0
Pamela K. Knous                                         0            0
All current Executive Officers as a Group               0        7,500
All current Non-Employee Directors as a Group           0            0
All Employees as a Group (excluding               953,711            0
Executive Officers)

The number and type of awards that will be granted in the future under the Plan to employees are not determinable, as the Committee will make such determinations in its discretion.

Types Of Awards. The Plan permits the grant of a variety of different types of awards:

 . Stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code, and stock options that are not ISOs ("Nonqualified Stock Options"),

 . Stock appreciation rights ("SARs"),

 . Stock awards (including restricted stock),

 . Performance shares valued in whole or in part by reference to or based on SUPERVALU's Common Stock, and

 . Incentive awards payable in cash or stock, or a combination of cash and stock, upon attainment of specified objectives or goals.

The proposed amendment would allow the Company to grant restoration options, commonly referred to as "reload options", under the Plan.

The following types of awards have been made under the Plan:

 . Stock options; and

 . Restricted stock.

Awards may be granted for any amount of cash consideration or for no cash consideration so long as legal requirements are met. The provisions of Section 422(b) of the Internal Revenue Code require that the exercise price for an ISO be no less than the fair market value of the Company's Common Stock on the date of grant. The Plan, as assumed by the Company, provided that the exercise price per share under any Nonqualified Stock Option may not be less than 50% of the fair market value of the Company's Common Stock on the date of grant. It has been the Company's practice, when granting options under the Plan, to establish the exercise price for all options at not less than 100% of the fair market value of the Company's Common Stock on the date of grant. The proposed amendment would require the Company to grant Nonqualified Stock Options with an exercise price per share of not less than 100% of the fair market value of the Company's Common Stock on the date of grant.

Stock Options. Options may be exercised by payment of the exercise price, either in cash or, at the discretion of the Committee, by using shares of Common Stock or other consideration having a fair market value equal to the exercise price. The proposed amendment provides that the Committee may grant restoration options with terms and conditions established by the Committee. Restoration options are granted when a participant pays the exercise price of the option by using previously owned shares of Common Stock. The new option would be for a number of shares equal to the number of shares surrendered in payment of the option exercise price plus the number of shares, if any, surrendered or withheld in payment of tax obligations of the participant in connection with the exercise of the option.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value of a specified number of shares over the grant price of the SAR.

Restricted Stock. Shares of restricted stock and restricted stock units may be awarded subject to such restrictions and other terms and conditions as the Committee may impose. Restricted stock may not be transferred by the holder until the restrictions established by the Committee lapse. Holders of restricted stock units would have the right to receive shares of Common Stock at some future date.

Other Stock Awards. Performance shares and incentive awards provide the right to receive awards upon the achievement of the goals established by the Committee. Performance shares and incentive awards granted under the Plan may be denominated or payable in cash, restricted or unrestricted shares of Common Stock, or other securities or property.

Maximum Number Of Shares. Up to 2,076,684 shares of the Company's Common Stock may be issued for awards under the Plan (subject to certain adjustments). If any shares to which an award relates are forfeited, or if an award is otherwise terminated, then the number of shares with respect to such award, to the extent of any such forfeiture or termination, will again be available for grant under the Plan. As of April 16, 2001, 31,767 shares had been issued, 953,711 shares were subject to outstanding options, and 1,091,206 shares were available for future grants under the Plan. As of April 16, 2001, approximately 256 optionees held options under the Plan.

The closing price of SUPERVALU Common Stock on April 16, 2001, as reported on the New York Stock Exchange, was $12.90.

Adjustments. The Committee may make adjustments to awards under the Plan in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available if any corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate.

Term. The Plan terminates on March 6, 2006, and no awards may be made after that date.

Amendments. The Board of Directors may amend or terminate the Plan at any time, provided that stockholder approval must be obtained if the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, materially changes the class of individuals eligible to participate in the Plan or materially increases the benefits that may be provided under the Plan.

FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the principal federal income tax consequences generally applicable to options and SARs under the Plan.

The grant of an option or SAR is not expected to result in any taxable income for the recipient. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that a liability may arise for alternative minimum tax), and the Company will not be entitled to a tax deduction when an ISO is exercised. When a participant exercises a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price, and the Company will be entitled to a tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any Common Stock received are taxable to the recipient as ordinary income and deductible by the Company. With respect to an award that is payable in shares of Common Stock that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares of Common Stock received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such shares of Common Stock by the holder, and the Company will be entitled at that time to a tax deduction for the same amount.

The tax consequences to a participant upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether such shares were acquired by exercising an ISO or by exercising a Nonqualified Stock Option or SAR. If shares acquired on the exercise of an ISO are held for at least one year after exercise and two years from the date the ISO was granted, the optionee will recognize long-term capital gain or loss in an amount equal to the difference between the option price for the shares and the sale price. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of ISO shares before the applicable ISO holding periods have been satisfied.

The Board of Directors recommends a vote "FOR" the proposal to amend the SUPERVALU/Richfood Stock Incentive Plan.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS (ITEM 3)
-------------------------------------------------------------------------------

The Company is seeking the ratification by the stockholders of its appointment of KPMG LLP to audit the books and accounts of the Company and its subsidiaries for the fiscal year ending February 23, 2002. A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to questions.

The Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of KPMG LLP as independent auditors.

OTHER INFORMATION
-------------------------------------------------------------------------------

SUPERVALU Mailing Address

The Company's mailing address is: P.O. Box 990, Minneapolis, MN 55440.

Stockholders Proposals for 2002 Annual Meeting

All proposals of stockholders that are requested to be included in the Company's Proxy Statement for the 2002 Annual Meeting must be received by the Corporate Secretary on or before January 18, 2002, to be included.

Any other stockholder proposals to be presented at the 2002 Annual Meeting must be given in writing to the Corporate Secretary and received at the principal executive offices of the Company no later than the close of business on February 27, 2002 nor earlier than January 28, 2002. The proposal must contain specific information required by the Company's Restated Bylaws, a copy of which may be obtained by writing to the Corporate Secretary.

Director Nominations

In accordance with procedures set forth in the Company's Bylaws, stockholders may propose nominees for election to the Board of Directors by timely written notice to the Corporate Secretary, generally no less than sixty days and no more than ninety days prior to the first anniversary date of the last Annual Meeting.

Expenses of Solicitation

This solicitation of proxies is being made by the Company and it pays the cost of soliciting proxies. The Company arranges with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and the Company reimburses them for their expenses. In addition to solicitation by mail, proxies may be solicited by the Company's employees, by telephone or personally. No additional compensation would be paid for such employee solicitation. The Company has also retained Innisfree M&A Incorporated to assist in the solicitation of proxies for an estimated fee of $9,000 plus out-of-pocket expenses.

Compensation Committee Interlocks and Insider Participation

As indicated above, Edwin C. Gage (Chairman), Lawrence A. Del Santo, William
A. Hodder, Richard L. Knowlton and Carole F. St. Mark served as members of the Executive Personnel and Compensation Committee during fiscal 2001. The members of the Committee do not participate in any interlocking directorships.
Mr. Gage and certain family members, as trustees for revocable trusts, are general partners, among others, of Carlson Real Estate Company, a limited partnership which leases a retail supermarket in Shakopee, Minnesota, to the Company for a term ending in 2008, with options to renew. The annual rental is $224,000, increasing to $232,000 in 2003, which the Company believes to be a fair market rental. The leased premises are subleased to an independent retail supermarket operator.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require the Company's directors, executive officers, and holders of more than 10% of the Company's Common Stock to file reports of stock ownership and changes in ownership. To the best of the Company's knowledge, there were no late or inaccurate filings in fiscal 2001. In making this statement, the Company has relied upon written representations of its directors and executive officers.

Householding

Only one copy of the Company's Annual Report and Proxy Statement has been sent to multiple stockholders of the Company who share the same address and last name, unless the Company has received contrary instructions from one or more of those stockholders. This procedure is referred to as "householding." In addition, the Company has been notified that certain intermediaries, i.e. brokers or banks, will household proxy materials. The Company will deliver promptly, upon oral or written request, a separate copy of the Annual Report and Proxy Statement to any stockholder at the same address. If you wish to receive a separate copy of the Annual Report and Proxy Statement, you may write to SUPERVALU INC., P.O. Box 990, Minneapolis, MN 55440, Attention:
Corporate Secretary or call (952) 828-4154. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the Company's Annual Report and Proxy Statement may request delivery of a single copy by writing or calling the Company at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.

Electronic Access of Annual Report and Proxy Statement

The Company's Notice of Annual Meeting and Proxy Statement and Annual Report are available on the Company's Internet site at http://www.supervalu.com. Instead of receiving paper copies of the Annual Report and Proxy Statement in the mail, you can elect to access these documents on the Internet. Opting to receive your proxy materials on-line saves the Company the cost of producing and mailing bulky documents to your home or business.

Stockholders of Record: To consent to electronic access to these documents in the future, you can go directly to http://www.econsent.com/svu and follow the prompts. If you vote by Internet, simply follow the prompts that will link you to http://www.econsent.com. If you vote by telephone or mail, you can enroll for access only through http://www.econsent.com.

Beneficial Stockholders: Check the information provided to you in the proxy materials mailed to you by your bank or broker.

                                                                      Exhibit A

                                SUPERVALU INC.
                            AUDIT COMMITTEE CHARTER

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors, each of whom shall have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and shall otherwise satisfy the applicable membership requirements under the rules of New York Stock Exchange, Inc., as such requirements are interpreted by the Board of Directors in its business judgment.

  The Audit Committee members and the Chair of the Audit Committee shall be appointed by the Board of Directors on recommendation of the Director Affairs Committee. If an Audit Committee Chair is not designated or present for a specific meeting, the members of the Audit Committee may designate a chair by majority vote.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to assist the Board of Directors:

  1. in its oversight of the Company's accounting and financial reporting principles and policies and internal audit controls and procedures;

  2. in its oversight of the Company's financial statements and the independent audit thereof;

  3. in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

  4.  in evaluating the independence of the outside auditors.

  The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal auditing function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditors to the Company.

  The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in the proxy statement).

  The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence"), addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

  The outside auditors shall submit to the Company annually a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet two times annually, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements. The Audit Committee should meet separately at least annually with the senior internal auditing executive and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. In addition, the Audit Committee or at least its Chair should communicate with management and the independent auditors quarterly to review the Company's financial statements and any significant findings based upon the auditors' review procedures.

  The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

  1.  with respect to the outside auditor,

    (i) to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

    (ii) to review the fees and other significant compensation charged by the outside auditors for audit and non-audit services;

    (iii) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

    (iv) if applicable, to consider whether the outside auditors' provision of (a) information technology consulting services relating to financial information systems design and implementation and (b) other non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

    (v) to instruct outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

  2.  with respect to the internal auditing function,

    (i) to review the appointment and replacement of the senior internal auditing executive;

    (ii) to review the budget, plan, activities, and organizational structure of the internal audit function; and

    (iii) to advise the senior internal auditing executive that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing function; and

  3. with respect to financial reporting principles and policies and internal audit controls and procedures,

    (i) to advise management, the internal auditing function and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

    (ii) to consider any reports or communications (and management's and/or the internal audit function responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61, as that may be modified or supplemented;

    (iii) to meet with management, the senior internal auditing executive and/or the outside auditors:

      . to discuss the scope, staffing, locations, and reliance upon management and internal audit for the annual audit;

      .  to discuss the audited financial statements;

      . to discuss all reports concerning any significant fraud or regulatory non-compliance that occurs at the Company, and management's responses thereto;

      . to discuss any significant matters arising from any audit or report or communication referred to in items 2(iii) or 3(ii) above, whether raised by management, the internal auditing function or the outside auditors, relating to the Company's financial statements;

      . to review the form of opinion the outside auditors propose to render to the Board of Directors and stockholders;

      . to discuss significant changes to the Company's auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing function or management; and

      . to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

    (iv) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

    (v) to discuss with the Company's Chief Legal Officer any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; and

  4.  with respect to reporting, recommendations, and other matters,

    (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

    (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors;

    (iii) to establish, review and approve, and when appropriate report to the full Board of Directors as to compliance with the Company's code of conduct;

    (iv) to review and approve, and when appropriate report to the full Board of Directors, the Chief Executive Officer's expense and travel reports; and

    (v) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Adopted: April 10, 2001

                                                                      Exhibit B

                    SUPERVALU/Richfood Stock Incentive Plan
      (formerly the Richfood Holdings, Inc. Omnibus Stock Incentive Plan
                        (as assumed by SUPERVALU INC.))

                             Amended and Restated
                            Effective June 27, 2001

                                 INTRODUCTION

  The Richfood Holdings, Inc. Omnibus Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of Richfood Holdings, Inc. on March 7, 1991 and was approved by shareholders at the 1991 annual meeting. The Plan authorized the grant of Options, SARs and Stock Awards.

  The Plan was amended and restated effective November 4, 1993. The amendments adopted at that time (1) clarified the definition of Common Stock, (2) revised the manner in which the option price and withholding tax obligations may be settled, and (3) clarified that immediately vested and transferable Stock Awards may be granted under the Plan.

  The Plan was further amended and restated effective June 13, 1996, subject to the approval of shareholders. The amendments (1) increased the number of shares that may be issued under the Plan, (2) included provisions that will permit the award of "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) clarified the provisions regarding the grant of Performance Shares under the Plan.

  The Plan was further amended, effective July 29, 1997, subject to the approval of shareholders at the 1997 annual meeting. The Plan was further amended and restated on October 13, 1999 in connection with the Company's acquisition of Richfood Holdings, Inc. on August 31, 1999. The amendments (1) reflected the Company's assumption of the Plan and (2) eliminated the cashless exercise option whereby shares were withheld or the shares otherwise issuable were reduced. The terms of the Plan stated herein will govern awards granted on and after October 13, 1999.

                                   ARTICLE I
                                  DEFINITIONS

  1.01 Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company.

  1.02 Agreement means a written agreement (including any consent, amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an award of Performance Shares, or an Option, SAR or Stock Award granted to such Participant.

  1.03 Board means the Board of Directors of the Company.

  1.04 Committee means the Executive Personnel and Compensation Committee of the Board.

  1.05 Common Stock means the Common Stock, $1.00 par value of the Company.

  1.06 Company means SUPERVALU INC.

  1.07 Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

  1.08 Fair Market Value means, on any given date, the average of the opening and closing sale prices of a share of Common Stock as reported on the New York Stock Exchange on such date or, if such exchange is not open for trading on such date, on the day closest to such date when such exchange is open for trading. Notwithstanding the foregoing, with respect solely to grants made under the Plan prior to August 31, 1999, "Fair Market Value" shall be determined using the last sale price of a share of Common Stock rather than the average of the opening and closing sale prices.

  1.09 Initial Value means, with respect to an SAR, the Fair Market Value of one share of Common Stock on the date of grant, as set forth in the Agreement.

  1.10 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in the holder's Agreement.

  1.11 Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of
Article IV and is selected by the Committee to receive an award of Performance Shares, an Option, a SAR or a Stock Award or a combination thereof.

  1.12 Performance Shares means an award which, in accordance with and subject to an Agreement, will entitle the Participant to receive a Stock Award, a payment of cash or a combination thereof.

  1.13 Plan means the SUPERVALU/Richfood Stock Incentive Plan (formerly the Richfood Holdings, Inc. Omnibus Stock Incentive Plan (as assumed by SUPERVALU INC.)).

  1.14 Restoration Option shall mean any Option granted under Article VI.
       ------------------------------------------------------------------

  1.15 Restricted Stock means shares of Common Stock that are nontransferable or subject to a substantial risk of forfeiture or both and that the Committee may grant to a Participant pursuant to a Stock Award. Shares of Common Stock shall cease to be Restricted Stock when, in accordance with the terms of the applicable Agreement, they become transferable and free of a substantial risk of forfeiture.

  1.16 SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the amount determined by the Committee and specified in the holder's Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to "SARs" include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

  1.17 Stock Award means Common Stock awarded to a Participant under Article X (including an award of Restricted Stock) or in full or partial settlement of an award of Performance Shares.

                                  ARTICLE II
                                   PURPOSES

  The Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and its Affiliates. The Plan authorizes the award of Performance Shares and the grant of Stock Awards, SARs, Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes.

                                  ARTICLE III
                                ADMINISTRATION

  Except as provided in this Article III, the Plan shall be administered by the Committee. The Committee shall have authority to award Performance Shares and to grant Options, SARs and Stock Awards upon such terms (not inconsistent with the provisions of the Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of Performance Shares or a Stock Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised, the time at which an award of Performance Shares may be earned or the time at which Restricted Stock may become transferable or nonforfeitable. In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to the Plan or any Agreement, Option, SAR, Stock Award or an award of Performance Shares. All expenses of administering the Plan shall be borne by the Company.

  The Committee, in its discretion, may delegate to one or more officers of the Company or its Affiliates all or part of the Committee's authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act of 1934, as in effect from time to time. In the event of such delegation, and as to matters encompassed by the delegation, references in the Plan to the Committee shall be interpreted as a reference to the Committee's delegate or delegates. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

                                  ARTICLE IV
                                  ELIGIBILITY

  4.01 General. Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of the Plan) is eligible to participate in the Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Directors of the Company or an Affiliate who are employees of the Company or an Affiliate may be selected to participate in the Plan. A person who is a member of the Committee may not be awarded Performance Shares or granted Options, SARs or Stock Awards under the Plan.

  4.02 Grants. The Committee will designate individuals to whom Performance Shares are to be awarded and to whom Options, SARs and Stock Awards are to be granted and will specify the number of shares of Common Stock subject to each award or grant. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. Each award of Performance Shares and all Options, SARs and Stock Awards granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan and to such other provisions as the Committee may adopt. No Participant may be granted incentive stock options or related SARs (under all incentive stock option plans of the Company and its Affiliates) that are first exercisable in any calendar year for stock having an aggregate Fair Market Value (determined as of the date of grant) exceeding $100,000. The preceding annual limitation shall not apply with respect to Options that are not incentive stock options.

                                   ARTICLE V
                             STOCK SUBJECT TO PLAN

  Upon the award of shares of Common Stock pursuant to a Stock Award, the Company may issue authorized Common Stock. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant's broker if the Participant so directs) authorized Common Stock. The maximum aggregate number of shares of Common Stock that may be issued under the Plan with respect to Stock Awards, Options, SARs and Performance Shares granted on or after October 13, 1999, is 2,076,684 shares, subject to adjustment as provided in Article XII. If an Option or SAR is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or SAR or portion thereof may be reallocated to other Options, SARs, Stock Awards and awards of Performance Shares to be granted under the Plan. If an award of Performance Shares is forfeited, in whole or in part, without the issuance of a Stock Award, the number of shares of Common Stock allocated to the award of Performance Shares or a portion thereof may be reallocated to other Options, SARs, Stock Awards and Performance Shares to be granted under the Plan.

                                  ARTICLE VI
                                    AWARDS

  In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option or SAR is to be granted and will specify the number of shares of Common Stock covered by such grants. Notwithstanding the preceding sentence, no Participant, who is an employee of
-----------------------------------------------------------------------------
the Company at the time of grant, may be granted any Option, SAR or other
-------------------------------------------------------------------------
Stock Award, the value of which are based solely on an increase in the value
----------------------------------------------------------------------------
of the Shares after the date of grant, for more than 500,000 Shares (subject
----------------------------------------------------------------------------
to adjustment as provided for in Article XII relating to stock splits, etc.),
-----------------------------------------------------------------------------
in the aggregate, taking into account all such awards granted by the Company
----------------------------------------------------------------------------
pursuant to any of its stock compensation plans, in any calendar year period
----------------------------------------------------------------------------
beginning with the period commencing January 1, 2001 and ending December 31,
----------------------------------------------------------------------------
2001. The foregoing annual limitation specifically includes the grant of any
----------------------------------------------------------------------------
awards representing "qualified performance-based compensation" within the
-------------------------------------------------------------------------
meaning of Section 162(m) of the Code. For purposes of this Article VI, an
--------------------------------------------------------------------------
Option and Corresponding SAR shall be treated as a single grant.
----------------------------------------------------------------

  The Committee may grant Restoration Options, commonly referred to as
----------------------------------------------------------------------
"reloads", separately or together with another Option, pursuant to which,
-------------------------------------------------------------------------
subject to the terms and conditions established by the Committee and any
------------------------------------------------------------------------
applicable requirements of Rule 16b-3 or any other applicable law, the
----------------------------------------------------------------------
Participant would be granted a new Option when the payment of the exercise
--------------------------------------------------------------------------
price of the option to which such Restoration Option relates is made by the
---------------------------------------------------------------------------
delivery or withholding of Shares pursuant to the relevant provisions of the
----------------------------------------------------------------------------
plan or agreement relating to such option, which new Option would be an Option
------------------------------------------------------------------------------
to purchase the number of Shares not exceeding the sum of (A) the number of
---------------------------------------------------------------------------
Shares so provided as consideration upon the exercise of the previously
-----------------------------------------------------------------------
granted option to which such Restoration Option relates, (B) the number of
--------------------------------------------------------------------------
Shares, if any, tendered or withheld as payment of the amount to be withheld
----------------------------------------------------------------------------
under applicable tax laws in connection with the exercise of the option to
--------------------------------------------------------------------------
which such Restoration Option relates, and (C) the number of previously owned
-----------------------------------------------------------------------------
Shares, if any, tendered as payment for additional tax obligations of the
-------------------------------------------------------------------------
Participant in connection with the exercise of the option to which such
-----------------------------------------------------------------------
Restoration Option relates pursuant to the relevant provisions of the plan or
-----------------------------------------------------------------------------
agreement relating to such option. Restoration Options may be granted with
--------------------------------------------------------------------------
respect to Options previously granted under the Plan or any other stock option
------------------------------------------------------------------------------
plan of the Company, and may be granted in connection with any Option granted
-----------------------------------------------------------------------------
under the Plan or any other stock option plan of the Company at the time of
---------------------------------------------------------------------------
such grant.
-----------

                                  ARTICLE VII
                             OPTION EXERCISE PRICE

  The purchase price per share of Common Stock purchasable under an Option
--------------------------------------------------------------------------
shall be determined by the Committee; provided, however, that such purchase
---------------------------------------------------------------------------
price shall not be less than one hundred percent (100%) of the Fair Market
--------------------------------------------------------------------------
Value of a share of Common Stock on the date of grant of such Option.
---------------------------------------------------------------------

                                 ARTICLE VIII
                         EXERCISE OF OPTIONS AND SARS

  8.01 Maximum Option or SAR Period. The maximum period in which an Option or SAR may be exercised shall be determined by the Committee on the date of grant, except that no Option or SAR shall be exercisable after the expiration of ten years from the date the Option or SAR was granted. The terms of any Option or SAR may provide that it is exercisable for a period less than such maximum period.

  8.02 Nontransferability. Any Option or SAR granted under the Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, the Option and any Corresponding SAR that relates to such Option must be transferred to the same person(s). During the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Option or SAR shall be liable for, or subject to, any lien, obligation or liability of such Participant.

  8.03 Employee Status. For purposes of determining the applicability of
Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option or SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

  8.04 Performance Objectives. The Committee may prescribe that an Option or SAR is exercisable only to the extent that certain performance objectives are attained. Such performance objectives may be based on the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, total sales, sales growth, return on capital or return on assets or based on Fair Market Value. If the Committee, on the date of the award, prescribes that an Option or SAR shall become exercisable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the Option or SAR shall become exercisable only to the extent the Committee certifies that such objectives have been achieved.

                                  ARTICLE IX
                              METHOD OF EXERCISE

  9.01 Exercise. Subject to the provisions of Articles VII and VIII, an Option or SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value exceeds the option price of the related Option. An Option or SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number of shares for which the Option or SAR could be exercised. A partial exercise of an Option or SAR shall not affect the right to exercise the Option or SAR from time to time in accordance with the Plan and the applicable Agreement with respect to remaining shares subject to the Option or related to the SAR. The exercise of either an Option or Corresponding SAR shall result in the termination of the other to the extent of the number of shares with respect to which the Option or Corresponding SAR is exercised.

  9.02 Payment. Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. Payment of all or part of the Option price also may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

  9.03 Installment Payment. If the Agreement so provides, and if the Participant is employed by the Company or an Affiliate on the date the Option is exercised, payment of all or part of the Option price may be made in installments. In that event, the Participant shall pay not less than ten percent (10%) of the Option price of the shares acquired upon the exercise of an Option. If the Agreement so provides, payment of such portion of the Option price may be made in cash, a cash equivalent or by surrendering shares of Common Stock to the Company. If Common Stock is used to pay part of the Option price, the amount deemed to be paid with Common Stock shall be the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered.

  In the event that payment of all or part of the Option price is made in installments, the Company shall lend the Participant an amount equal to not more than ninety percent (90%) of the Option price of the shares acquired by the exercise of the Option. This amount shall be evidenced by the Participant's promissory note and shall be payable in not more than five equal annual installments, unless the amount of the loan exceeds the maximum loan value for the shares purchased, which value shall be established from time to time by regulations of the Board of Governors of the Federal Reserve System. In that event, the note shall be payable in equal quarterly installments over a period of time not to exceed five years. The Committee, however, may vary such terms and make such other provisions concerning the unpaid balance of such purchase price in the case of hardship, subsequent termination of employment, absence on military or government service or subsequent death of the Participant as in its discretion are necessary or advisable in order to protect the Company, promote the purposes of the Plan and comply with regulations of the Board of Governors of the Federal Reserve System relating to securities credit transactions.

  The Participant shall pay interest on the unpaid balance at the minimum rate necessary to avoid imputed interest or original issue discount under the Code. All shares purchased with cash borrowed from the Company shall be pledged to the Company as security for the repayment thereof. In the discretion of the Committee, shares of stock may be released from such pledge proportionately as payments on the note (together with interest) are made, provided the release of such shares complies with the regulations of the Federal Reserve System relating to securities credit transactions then applicable. While shares are so pledged, and so long as there has been no default in the installment payments, such shares shall remain registered in the name of the Participant, and the Participant shall have the right to vote such shares and to receive all dividends thereon.

  9.04 Determination of Payment of Cash and/or Common Stock Upon Exercise of SAR. At the Committee's discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock. No fractional shares shall be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

  9.05 Shareholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to an Option or SAR until the date of exercise of such Option or SAR.

                                   ARTICLE X
                                 STOCK AWARDS

  10.01 Awards. In accordance with the provisions of Article IV, the Committee will designate each individual to whom a Stock Award is to be made and will specify the number of shares of Common Stock covered by such award; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 37,500 shares of Common Stock. The preceding sentence shall not limit the issuance of Stock Awards in settlement of Performance Share awards.

  10.02 Vesting. The Committee, on the date of the award, may, but shall not be required to, prescribe that a Participant's rights in the Stock Award shall be forfeitable or otherwise restricted for a period of time set forth in the Agreement. By way of example and not of limitation, the restrictions may postpone transferability of the shares until the attainment of performance objectives prescribed by the Committee or may provide that the shares will be forfeited if the Participant separates from the service of the Company and its Affiliates before the expiration of a stated term.

  10.03 Performance Objectives. In accordance with Section 10.02, the Committee may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, total sales, sales growth, return on capital or return on assets or based on Fair Market Value. If the Committee, on the date of the award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent the Committee certifies that such objectives have been achieved.

  10.04. Shareholder Rights. In accordance with the terms of the Agreement, a Participant will have all rights of a shareholder with respect to the Common Stock covered by a Stock Award, including the right to receive dividends and vote the shares; provided, however, that (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of Restricted Stock, (b) the Company shall retain custody of the certificates evidencing shares of Restricted Stock, and (c) the Participant shall deliver to the Company a stock power, endorsed in blank, with respect to each award of Restricted Stock. The limitations set forth in the preceding sentence shall not apply after the Restricted Stock is, in accordance with the terms of the applicable Agreement, transferable and no longer forfeitable.

                                  ARTICLE XI
                          AWARD OF PERFORMANCE SHARES

  11.01. Award. In accordance with the provisions of Article IV, the Committee will designate individuals to whom an award of Performance Shares is to be granted and will specify the number of shares of Common Stock covered by such award; provided, however, that no Participant may receive Performance share awards in any calendar year for more than 37,500 shares of Common Stock.

  11.02. Earning the Award. The Committee, on the date of the grant of an award, may prescribe that the Performance shares, or a portion thereof, will be earned according to the terms of the applicable Agreement. By way of example and not of limitation, the Agreement may specify that Performance Shares shall be earned only upon the Participant's completion of a specified period of employment with the Company or an Affiliate or upon the attainment of stated performance objectives or goals. Such performance objectives or goals may be based on the Company's, an Affiliate's or an operating unit's return on equity, earnings per share, total earnings, earnings growth, total sales, sales growth, return on capital, return on assets, or Fair Market Value. If the Committee, on the date of the award, prescribes that Performance Shares shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Performance Shares shall be earned only to the extent the Committee certifies that such objectives have been achieved.

  11.03. Settlement. In the Committee's discretion, the amount payable when an award of Performance Shares is earned may be settled in cash, by the grant of a Stock Award or a combination of cash and a Stock Award. A fractional share shall not be deliverable when a Performance Share is settled, but a cash payment will be made in lieu thereof.

  11.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and a Stock Award is made. A Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of an award of Performance Shares or the right to receive Common Stock thereunder other than by will or the laws of descent and distribution. After and to the extent that an award of Performance Shares is settled with a Stock Award, a Participant will have all the rights of a shareholder as described in Plan section 11.03.

                                  ARTICLE XII
                    ADJUSTMENT UPON CHANGE IN COMMON STOCK

  The maximum number of shares that may be issued pursuant to Options, SARs and Stock Awards under this Plan and the individual limits on the award of Options, SARs, Stock Awards and Performance Shares in a calendar year shall be proportionately adjusted, and the terms of outstanding awards of Performance Shares, Options, SARs and Stock Awards shall be adjusted, as the Committee shall determine to be equitably required in the event that the Company (1) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (2) engages in a transaction to which Section 424 of the Code applies. Any determination made under this Article XI by the Committee shall be final and conclusive.

  The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Options, SARs and Stock Awards under this Plan, the individual limits on the award of Options, SARs, Stock Awards and Performance Shares in a calendar year or outstanding awards of Performance Shares, Options, SARs or Stock Awards.

  The Committee may award Performance Shares or grant Options, SARs and Stock Awards in substitution for performance shares, stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Article V), the terms of such substituted award of Performance Shares, or grant of an Option, SAR or Stock Award, shall be as the Committee, in its discretion, determines is appropriate.

                                 ARTICLE XIII
             COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

  No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which a Stock Award is granted or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Stock Award shall be granted, no Common Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIV
                              GENERAL PROVISIONS

  14.01. Effect on Employment. Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

  14.02. Unfunded Plan. The Plan, insofar as it provides for awards or grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by awards or grants under this Plan. Any liability of the Company to any person with respect to any award or grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

  14.03. Disposition of Stock. A Participant shall notify the Committee of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

  14.04. Withholding Taxes. Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan. Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award of Performance Shares or an SAR) or a cash equivalent acceptable to the Committee. Any withholding tax obligations may also be satisfied by surrendering shares of Common Stock to the Company, by withholding or reducing the number of shares of Common Stock otherwise issuable to the Participant upon the exercise of an Option or SAR, the settlement of an award of Performance Shares or the grant or vesting of a Stock Award, or by any other method as may be approved by the Committee. If shares of Common Stock are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day preceding the date the Option or SAR is exercised, the Restricted stock vests or the Performance Shares are earned, as applicable.

  14.05. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

                                  ARTICLE XV
                                   AMENDMENT

  The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (1) the amendment materially increases the aggregate number of shares of Common Stock that may be issued under the Plan, (2) the amendment materially changes the class of individuals eligible to become Participants or
(3) the amendment materially increases the benefits that may be provided under the Plan. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any outstanding award of Performance Shares or any Option, SAR or Stock Award outstanding at the time such amendment is made.

                                  ARTICLE XVI
                               DURATION OF PLAN

  No Performance Shares may be awarded and no Option, SAR or Stock Award may be granted under this Plan after March 6, 2006. Awards of Performance Shares and Options, SARs and Stock Awards granted on or before that date shall remain valid in accordance with their terms.

                                 ARTICLE XVII
                               INCENTIVE AWARDS

  17.01. Awards. The Committee shall designate Participants to whom Incentive Awards shall be made. All Incentive Awards shall be determined exclusively by the Committee under procedures established by the committee; provided, however, that in any calendar year, no Participant may receive an Incentive Award exceeding $1 million.

  17.02. Earning an Award. The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may include, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate or that the Company, an Affiliate, an operating unit or the Participant attain stated objectives or goals as a prerequisite to payment under an Incentive Award. Such performance objectives or goals may be based on one or more of the Company's, an Affiliate's or an operating unit's gross, operating net earnings before or after taxes, return on equity, return on capital, return on sales, return on assets or net assets, earnings per share, cash flow per share, book value per share, earnings growth, sales growth, volume growth, cash flow (as defined by the Committee), Fair Market Value, share price or total shareholder return, market share, economic value added, market value added, productivity, legal of expenses, qualify, safety, customer satisfaction, total sales, total earnings or peer group comparisons of any of the aforementioned objectives. Such goals may be set for a one-year period or a longer period. If the Committee, on the date of an award, prescribes that the Incentive Award shall be earned only upon the attainment of performance objectives stated with respect to one or more of the foregoing criteria, such Incentive Award shall be earned only to the extent that the Committee certifies that such objectives or objectives have been achieved. The Committee, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant's death, disability, retirement or a change of control.

  Except with respect to those Participants who are covered employees (as determined under Code Section 162(m)(3)) and notwithstanding any other provision of the Plan, the Committee, in its discretion may adjust the terms, conditions or other requirements applicable to Incentive Awards and may increase or decrease the amounts otherwise payable under an Incentive Award, to reflect unusual or extraordinary transactions or events. The Committee may make such adjustments with respect to one or more Participants, with respect to all Participants as to Incentive Awards made during a particular year or with respect to all outstanding Incentive Awards.

  17.03 Settlement. In the Committee's discretion, the amount payable when an Incentive Award is earned may be settled in cash, by the issuance of Common Stock or a combination of cash and Common Stock. A fractional share shall not be deliverable when an Incentive Award is settled, but a cash payment shall be made in lieu thereof.

  17.04. Shareholder Rights. No Participants shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company until and then only to the extent that the Incentive Award is earned and Common Stock is distributed. A Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of an Incentive Award or the rights to receive Common Stock thereunder other than by will or the laws of descent and distribution. After and to the extent that an Incentive Award is settled in Common Stock, a Participant will have all the rights of a shareholder of the Company.

  17.05. Administration. The Committee shall construe and administer the Plan, including this Article XVII relating to Incentive Awards, as if the term "Incentive Award" had been included in all Plan provisions of general application in a manner similar to the term Performance Shares. For example, shares of Common Stock issued pursuant to Incentive Awards shall reduce the aggregate number of shares of Common Stock that may be issued under the Plan in accordance with Article V. As provided in Article III, the Committee's authority to interpret the Plan in this regard shall be absolute.

                                [SUPERVALU LOGO]



                                                                  [RECYCLE LOGO]
                                                            Printed with soy
                                                             based inks on
                                                                recycled
                                       paper containing at least 10% fibers from
                                                           paper recycled by
                                                               consumers.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                 SUPERVALU INC.
                  JUNE 27, 2001 ANNUAL MEETING OF STOCKHOLDERS

  This Proxy is solicited on behalf of the Board of Directors of the Company.

         The stockholder(s) named on this card hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as their proxy, with power of substitution to vote their shares of SUPERVALU common stock at the Annual Meeting as directed below. The proxies may also vote, in their discretion, upon all other matters that may properly come before the Meeting, or any adjournment or adjournments thereof. The shares will be voted as if the stockholder(s) were personally present at the meeting. All former proxies are revoked. If not otherwise specified, shares will be voted as recommended by the Directors.

  Please mark this Proxy as indicated on the reverse side to vote on any item.


                  (Continued and to be signed on other side.)

                            \/ Please detach here \/
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

The Board of Directors Recommends a Vote FOR Items 1, 2, and 3

1.  ELECTION OF DIRECTORS:      01 Charles M. Lillis    02 Jeffrey Noddle       [_] Vote FOR       [_] Vote WITHHELD
                                03 Steven S. Rogers     04 Michael W. Wright        all nominees       from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee,        ________________________________________
write the number(s) of the nominee(s) in the box provided to the right.)        ________________________________________

2.  AMENDMENT TO SUPERVALU/RICHFOOD STOCK INCENTIVE PLAN                        [_] For     [_] Against      [_] Abstain

3.  APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS                             [_] For     [_] Against      [_] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?  Mark Box [_]        Indicate changes below:                         Date_________________________

                                                                                ----------------------------------------

                                                                                ----------------------------------------

                                                                                Signature(s) in Box

                                                                                NOTE: Please date and sign exactly as
                                                                                name appears, indicating, if appropriate,
                                                                                official position or capacity. If co-
                                                                                owners, both should sign.

                                 SUPERVALU INC.
                  June 27, 2001 Annual Meeting of Stockholders

                       The Minneapolis Convention Center
                            1301 Second Avenue South
                          Minneapolis, Minnesota 55403

            The Annual Meeting will begin at 10:30 a.m., local time,
                     at The Minneapolis Convention Center.
      Refreshments will be available before and after the Annual Meeting.


                         [MINNEAPOLIS MAP APPEARS HERE]


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                 SUPERVALU INC.
                  JUNE 27, 2001 ANNUAL MEETING OF STOCKHOLDERS
   This Proxy is solicited on behalf of the Board of Directors of the Company.

     As the stockholder(s) named on this card, you hereby appoint Michael W. Wright and John P. Breedlove, and each of them, as your proxy, with power of substitution, to vote your shares of SUPERVALU common stock at the Annual Meeting as directed below. These proxies may also vote, in their discretion, upon all other matters that may properly come before the Annual Meeting, or any adjournment or adjournments thereof. Your shares will be voted as if you were personally present at the Annual Meeting. All former proxies are revoked. If not otherwise specified, your shares will be voted as recommended by the Directors.

o Voting Instructions. You may vote by mail, telephone or Internet. Please follow the instructions on the reverse side of this card.

o SUPERVALU Employees. If you are a current or former employee of SUPERVALU and own shares of SUPERVALU common stock through a SUPERVALU employee benefit plan, your share ownership as of May 1, 2001 is shown on this card. Your vote will provide voting instructions to the trustees of the plans. If no instructions are given, the trustees will vote your shares pursuant to the terms of the plans.

o Householding. If you share the same address and last name as other SUPERVALU stockholders, only one copy of SUPERVALU's Annual Report and Proxy Statement has been mailed to your address. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under separate cover.

  Please mark this Proxy as indicated on the reverse side to vote on any item.


                  (Continued and to be signed on other side.)

                                                       ------------------------
There are three ways to vote your proxy                COMPANY #
                                                       CONTROL #
Please follow the instructions below.                  ------------------------

We encourage you to take advantage of these convenient ways to vote your shares of SUPERVALU common stock for matters to be considered at SUPERVALU's 2001 Annual Meeting of Stockholders. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, dated, signed and returned your proxy card.

1)   VOTE BY PHONE ---- TOLL FREE ---- 1-800-240-6326 ---- QUICK *** EASY ***
     IMMEDIATE
     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
     o You will be prompted to enter the 3-digit Company Number and 7-digit Control Number located above.
     o    Follow the simple instructions the Voice provides you.
     o Please DO NOT hang up until you have been prompted and replied regarding your attendance at the Annual Meeting.

2)   VOTE BY INTERNET ---- http://www.eproxy.com/svu/ ---- QUICK *** EASY
     *** IMMEDIATE
     o    Use the Internet to vote your proxy 24 hours a day, 7 days a week.
     o You will be prompted to enter the 3-digit Company Number and 7-digit Control Number located above to obtain your records and create an electronic ballot.
     o If you choose to vote by internet, please indicate that you will attend when prompted.
     Please note that in addition to voting, if you are a registered stockholder, you may consent to receiving future copies of the Annual Report and Proxy Statement via the Internet by going to the website http://www.econsent.com/svu/ and following the prompts.

3)   VOTE BY MAIL
     o Mark, sign and date your proxy card, and return it in the postage-paid envelope provided or mail it to SUPERVALU INC., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-9397.
          NOTE: The deadline for electronic voting by telephone or Internet is 11:59 p.m. (CDT), Monday, June 25, 2001.

    IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL BACK YOUR PROXY CARD.
                              THANK YOU FOR VOTING

                             \/                  \/
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

                               Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3

ITEM 1. ELECTION OF DIRECTORS:  01 Charles M. Lillis    02 Jeffrey Noddle       [_] Vote FOR         [_] Vote WITHHELD
                                03 Steven S. Rogers     04 Michael W. Wright        all nominees         from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee,        __________________________________________
write the number(s) of the nominee(s) in the box provided to the right.)        __________________________________________

ITEM 2. AMENDMENT TO SUPERVALU/RICHFOOD STOCK INCENTIVE PLAN                    [_] For      [_] Against      [_] Abstain

ITEM 3. APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS                         [_] For      [_] Against      [_] Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH
PROPOSAL. IF YOU VOTE BY TELEPHONE OR INTERNET AS INSTRUCTED ABOVE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

Address Change?  Mark Box [_]  Indicate changes below:                               Date____________________________

I plan to attend the meeting [_]                                                __________________________________________


                                                                                __________________________________________

                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appear
                                                                                on the Proxy. If held in joint tenancy, all
                                                                                persons must sign. Trustees, administrators,
                                                                                etc., should include title and authority.
                                                                                Corporations should provide full name of
                                                                                corporation and title of authorized officer
                                                                                signing the Proxy.

[SUPERVALU LOGO]

-------------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders
                      to be Held Wednesday, June 27, 2001

  The Annual Meeting of Stockholders of SUPERVALU INC. will be held on Wednesday, June 27, 2001, at 10:30 a.m., local time, at The Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota 55403 for the following purposes:

  1) to elect four directors;

  2) to vote on an amendment to SUPERVALU/Richfood Stock Incentive Plan;

  3) to ratify the appointment of KPMG LLP as independent auditors; and

  4) to transact such other business as may properly come before the meeting.

Record Date

  The Board of Directors has fixed the close of business on May 1, 2001, as the record date for the purpose of determining stockholders who are entitled to notice of, and to vote at the meeting. Holders of Common Stock and Preferred Stock are entitled to one vote for each share held of record at that time.

  IMPORTANT: We hope you will be able to attend the meeting in person and you are cordially invited to attend. If you expect to attend the meeting, please check the appropriate box on the proxy card when you return your proxy or follow the instructions on your proxy card to vote and to confirm your attendance by telephone or via the Internet. Please note that this year's meeting will be held at the Minneapolis Convention Center. Parking is available for stockholders in the Plaza municipal parking ramp located across the street from The Minneapolis Convention Center and the Orchestra Hall ramp. A map showing the location of The Minneapolis Convention Center and designated parking areas is included on your proxy card. If you need special assistance because of a disability, please contact me at P.O. Box 990, Minneapolis, Minnesota 55440.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ John P. Breedlove
                                          John P. Breedlove
                                          Corporate Secretary

May 14, 2001

PLEASE SEE THE REVERSE SIDE OF THIS NOTICE FOR IMPORTANT INFORMATION REGARDING THE DELIVERY OF SUPERVALU INC.'S 2001 ANNUAL REPORT AND PROXY STATEMENT TO CERTAIN STOCKHOLDERS ELECTRONICALLY AND TO HOUSEHOLDED ACCOUNTS, AND FOR VOTING INSTRUCTIONS.

DEAR SUPERVALU STOCKHOLDER:

  Enclosed is a proxy card with voting instructions for the 2001 Annual Meeting of Stockholders. If you are a registered stockholder who has consented to electronic delivery of the Company's proxy materials or an employee owning shares through one of the Company's benefit plans, please follow the instructions set forth below to access the Annual Report and Proxy Statement electronically. You may print or download a copy of these materials to save if desired. If you are a stockholder sharing the same address and last name as other stockholders, please see the information below under the caption "Householding."

Electronic Access to Annual Report and Proxy Statement:

  Registered stockholders: Thank you for consenting to access the Annual Report and Proxy Statement over the Internet instead of receiving papers copies in the mail. Beginning today you may access the Annual Report and Proxy Statement on the SUPERVALU website at http://www.supervalu.com under "Financial Information."

  Employee stockholders with Lotus Notes: If you own SUPERVALU Common Stock through an employee benefit plan and have access to Lotus Notes, beginning today you may access the Annual Report and Proxy Statement on the SUPERVALU Bulletin Board under "Company Information". Please open the e-mail sent to all Lotus Notes Users and click on the link to the Bulletin Board. Follow the instructions on the Bulletin Board to open the Annual Report or Proxy Statement. If you have Internet access you may also access the Annual Report and Proxy Statement on the SUPERVALU website at http://www.supervalu.com under "Financial Information."

Householding:

  If you share the same address and last name as other stockholders of the Company, only one copy of the Annual Report and Proxy Statement has been mailed to your address. Proxy cards for each SUPERVALU stockholder residing at your address have been mailed under separate cover unless one or more of such stockholders have objected to Householding. Enclosed is a proxy card and voting instructions. Please contact the Corporate Secretary's Office at the address below if you have not received all of the proxy cards for your household by June 1, 2001.

Voting Instructions:

  Please review the Annual Report and Proxy Statement carefully before voting on the matters set forth in the Notice of Annual Meeting. You may vote by mail, telephone or Internet. Please follow the instructions on the proxy card. Stockholders are responsible for usage charges from Internet service providers and telephone companies.

Paper Copies:

  You may request paper copies of the Annual Report or Proxy Statement by contacting us as follows:

                     SUPERVALU INC.
                     P.O. Box 990
                     Minneapolis, Minnesota 55440
                     Attention: Office of the Corporate Secretary
                     Telephone: (952) 828-4963
                     E-mail: Barbara.Buisman@supervalu.com

  Please include your full name and address with any correspondence.

            YOUR VOTE IS IMPORTANT! PLEASE TAKE A MOMENT TO REVIEW THE PROXY MATERIALS AND VOTE YOUR SHARES AS SOON AS POSSIBLE